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                                                                    Exhibit 10.5




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                          SECURITIES PURCHASE AGREEMENT

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                          DATED AS OF DECEMBER 28, 2000


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                                TABLE OF CONTENTS

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BACKGROUND........................................................................................................1
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   A.   The Seller................................................................................................1
   B.   The Merger................................................................................................1
   C.   Authorization of Series A Shares..........................................................................1

STATEMENT OF AGREEMENT............................................................................................1
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   Section 1. DEFINED TERMS.......................................................................................1
   Section 2. PURCHASE AND SALE OF THE SECURITIES.................................................................2
   Section 3. CONDITIONS TO CLOSING...............................................................................2
   3.1.   Conditions to Obligations of the Purchasers.............................................................2
   3.2.   Conditions to Obligations of the Seller.................................................................4
   Section 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER........................................................5
   4.1.   Organization and Good Standing..........................................................................5
   4.2.   Corporate Power.........................................................................................5
   4.3    Capitalization..........................................................................................5
   4.4.   Authorization; Enforceability...........................................................................6
   4.5.   No Conflict.............................................................................................6
   4.6.   Consents................................................................................................7
   4.7.   Books and Records.......................................................................................7
   4.8.   Securities Reports......................................................................................7
   4.9.   Financial Statements....................................................................................7
   4.10.     Undisclosed Liabilities..............................................................................8
   4.11.     Material Adverse Change; Material Events.............................................................8
   4.12.     Intellectual Property................................................................................9
   4.13.     Company Software Assets.............................................................................10
   4.14.     Third Party Software................................................................................12
   4.15.     Absence of Certain Events...........................................................................13
   4.16.     Absence of Certain Practices........................................................................14
   4.17.     Taxes...............................................................................................14
   4.18.     Material Contracts..................................................................................16
   4.19.     ERISA...............................................................................................16
   4.20.     Customers and Service Providers.....................................................................17
   4.21.     Labor Relations.....................................................................................17
   4.22.     Environmental Laws..................................................................................18
   4.23.     Legal Proceedings...................................................................................19
   4.24.     Insurance...........................................................................................19
   4.25.     Compliance with Laws................................................................................19
   4.26.     Holding Company Act and Investment Company Act......................................................20
   4.27.     Offering of the Series A Shares and the Warrants....................................................20
   4.28.     Brokerage Fee.......................................................................................20
   4.29.     Registration Under Securities Act...................................................................20
   4.30.     Use of Proceeds.....................................................................................20
   4.31.     Mucho.com Financial Statements......................................................................21

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
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   4.32.     Full Disclosure.....................................................................................21
   Section 5. REPRESENTATIONS AND WARRANTIES OF STONEHENGE.......................................................21
   5.1.   Organization...........................................................................................21
   5.2.   Authorization; Enforceability..........................................................................21
   5.3.   No Conflicts...........................................................................................21
   5.4.   Consents...............................................................................................22
   5.5.   Accredited Investor....................................................................................22
   5.6.   Investment Intent......................................................................................22
   5.7.   Rule 144...............................................................................................22
   5.8.   Legends................................................................................................22
   Section 6. REPRESENTATIONS AND WARRANTIES OF PROVIDENT........................................................23
   6.1.   Organization...........................................................................................23
   6.2.   Authorization; Enforceability..........................................................................23
   6.3.   No Conflicts...........................................................................................23
   6.4.   Consents...............................................................................................24
   6.5.   Accredited Investor....................................................................................24
   6.6.   Investment Intent......................................................................................24
   6.7.   Rule 144...............................................................................................24
   6.8.   Legends................................................................................................24
   Section 7. FINANCIAL REPORTING................................................................................25
   7.1.   Financial and Corporate Reports........................................................................25
   7.2.   Other Information......................................................................................26
   7.3.   Rules 144 and 144A.....................................................................................26
   7.4.   Preparation of Financial Statements in Accordance with GAAP............................................26
   7.5.   Changes in Practices, Policies and Procedures..........................................................26
   7.6.   Notice of Certain Events...............................................................................27
   7.7.   Books, Records, Audits and Inspections.................................................................27
   Section 8. AFFIRMATIVE COVENANTS..............................................................................28
   8.1.   Insurance..............................................................................................28
   8.2.   Payment of Taxes and Claims............................................................................28
   8.3.   Compliance with Laws...................................................................................28
   8.4.   Preservation of Existence and Licenses.................................................................28
   8.5.   Maintenance of Assets..................................................................................29
   8.6.   Performance of Contracts...............................................................................29
   8.7.   Employee Benefit Plans.................................................................................29
   8.8.   Audited Financial Statements...........................................................................29
   8.9.   Preservation of Business...............................................................................29
   8.10.     Reservation of Common Shares........................................................................29
   8.11.     Employee Options....................................................................................29
   8.12.     Press Releases; Interim Public Filings..............................................................29
   8.13.     Listing; Notification...............................................................................30
   8.14.     Board Representation................................................................................30
   8.15   Consolidated EBITDA....................................................................................31
   8.16   Amendment to Articles of Incorporation.................................................................31
   Section 9. NEGATIVE COVENANTS.................................................................................31
   9.1.   Approval of the Purchasers.............................................................................31

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
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   9.2.   Approval of a Supermajority of the Board of Directors..................................................32
   9.3.   Approval of the Compensation Committee of the Board of Directors.......................................33
   9.4.   Approval of the Board of Directors.....................................................................34
   9.5.   Certain Actions Not Prohibited.........................................................................35
   Section 10 DEFAULT, NOTICE OF DEFAULT AND REMEDIES............................................................35
   10.1   Events of Default......................................................................................35
   10.2   Rights Upon Default; Remedies..........................................................................36
   Section 11.    SURVIVAL AND INDEMNIFICATION...................................................................36
   11.1.     Nature and Survival of Representations, Warranties and Covenants....................................36
   11.2.     Indemnification.....................................................................................37
   Section 12.    MISCELLANEOUS..................................................................................37
   12.1.     Amendment, Modification or Restatement..............................................................37
   12.2.     Waiver of Compliance................................................................................37
   12.3.     Consent or Approval.................................................................................38
   12.4.     Forbearance.........................................................................................39
   12.5.     No Implied Rights or Waivers........................................................................39
   12.6.     Payment of Fees and Expenses........................................................................39
   12.7.     Entire Agreement....................................................................................40
   12.8.     Severability........................................................................................40
   12.9.     Third Party Beneficiaries...........................................................................40
   12.10.    Legal Representation................................................................................40
   12.11.    Rules of Construction...............................................................................40
   12.12.    Notice..............................................................................................42
   12.13.    Assignment..........................................................................................44
   12.14.    Further Assurances..................................................................................44
   12.15.    Closing of the Transaction..........................................................................44
   12.16.    Counterparts........................................................................................45
   12.17.    Governing Law.......................................................................................45
   12.18.    Waiver of Jury Trial................................................................................45
   12.19.    Consent to Jurisdiction, Venue and Service of Process...............................................45


LIST OF EXHIBITS

         A.       Glossary of Defined Terms
         B.       Series A Amendment
         C.       Exceptions to the Seller's Representations and Warranties
         D.       Form of Warrant


LIST OF SCHEDULES

         1.       Post-Closing Ownership of Series A Shares and Warrant
         2.       Expenses of the Purchase
         3.       Mucho.com Financial Statements
         4.       Consolidated EBITDA Quarterly Minimums

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                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         THIS SECURITIES PURCHASE AGREEMENT ("AGREEMENT") is dated as of December 28, 2000 by and among TEAM MUCHO, INC., an Ohio corporation (together with its successors and assigns, the "SELLER"), STONEHENGE OPPORTUNITY FUND, LLC, a Delaware limited liability company, together with its successors and assigns ("STONEHENGE"), and PROVIDENT FINANCIAL GROUP, INC., an Ohio corporation, together with its successors and assigns ("PROVIDENT", and collectively with Stonehenge, the "PURCHASERS"). The Seller and the Purchasers are referred to collectively as the "PARTIES," and individually as a "PARTY."

                                   BACKGROUND
                                   ----------

         A. THE SELLER. The Seller is an Ohio corporation operating as a professional employer organization engaged in the business of providing outsourcing to small and medium-sized businesses in the areas of human resource administration, regulatory compliance management, employee benefits administration, risk management services and employer liability protection, payroll and payroll tax administration and placement services.

         B. THE MERGER. Effective as of the date hereof, pursuant to that certain Agreement and Plan of Merger dated as of June 16, 2000, as amended as of August 9, 2000, by and among the Seller (f/k/a "TEAM America Corporation"), TEAM Merger Corporation ("TEAM MERGER"), a Nevada corporation and a wholly-owned subsidiary of the Seller, and Mucho.com, Inc. ("MUCHO.COM"), a Nevada corporation (the "MERGER AGREEMENT"), TEAM Merger merged with and into Mucho.com (the "MERGER"), and as a result, Mucho.com became a wholly-owned subsidiary of the Seller.

         C. AUTHORIZATION OF SERIES A SHARES. Effective as of the Closing Date, the Board of Directors of the Seller will have adopted an amendment (the "SERIES A AMENDMENT") to its amended articles of incorporation. The Series A Amendment provides, among other things, for the designation of One Hundred Twenty-Five Thousand (125,000) of the Class A Voting Preferred Shares (the "CLASS A SHARES") as Series 2000 9.75% Cumulative Convertible Redeemable Class A Voting Preferred Shares (the "SERIES A SHARES").

                             STATEMENT OF AGREEMENT

         In consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         SECTION 1. DEFINED TERMS. Certain terms used in this Agreement and the Related Documents are defined in the GLOSSARY OF DEFINED TERMS attached as EXHIBIT A. Unless otherwise expressly provided or unless the context otherwise requires, such defined terms shall have the meaning specified in the Glossary of Defined Terms when used in this Agreement and the Related Documents.

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         SECTION 2. PURCHASE AND SALE OF THE SECURITIES. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to the Purchasers and the Purchasers shall purchase from the Seller the following securities: (a) One Hundred Thousand (100,000) Series A Shares, and
(b) warrants in the form of EXHIBIT D attached hereto (the "WARRANTS") initially exercisable for the purchase of 1,481,481 Common Shares at a per share price of $6.75, subject to adjustment as provided in the Warrants, at an aggregate price of Ten Million Dollars ($10,000,000) (the "PURCHASE PRICE"). The Seller hereby acknowledges that any allocation of the Purchase Price shall be subject to the prior written approval of the holders of a majority of the Series A Shares. The terms of the Series A Shares are set forth in the Series A Amendment attached hereto as EXHIBIT B. Upon consummation of the purchase and sale of the Series A Shares and Warrants, the issued and outstanding Series A Shares and the Warrants shall be owned as set forth on SCHEDULE 1 to this Agreement.

         The purchase and sale of the Series A Shares and Warrants shall be consummated on the Closing Date as provided for in this Agreement, and on such date the Purchasers shall make payment of the Purchase Price of the Series A Shares and Warrants by wire transfer to an account designated by the Seller.

         The Seller shall use the proceeds of the sale of the Series A Shares and Warrants, pursuant to the limitations set forth on SCHEDULE 2 to this Agreement, to satisfy the Tender and for other corporate purposes, in each case, as approved by the Seller's Board of Directors (as reconstituted pursuant to this Agreement).

         SECTION 3.        CONDITIONS TO CLOSING.

         3.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligation of the Purchasers to purchase the Series A Shares and Warrants on the Closing Date is subject to the fulfillment, in a manner reasonably satisfactory to the Purchasers and their respective legal counsel, of each of the following conditions precedent:

                  (a) AMENDMENT OF ARTICLES OF INCORPORATION. As of the Closing Date, the Seller's amended articles of incorporation shall have been amended in accordance with the Series A Amendment and shall be in full force and effect under the laws of the State of Ohio, and shall not have been further amended or modified.

                  (b) EXECUTION AND DELIVERY OF DOCUMENTS. The following documents, each dated and effective as of the Closing Date, shall have been duly executed and delivered:

                           (i)  this Agreement;

                           (ii)  the Warrant;

                           (iii) the Put Option Agreement;

                           (iv)  the Registration Rights Agreement;

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                           (v)   the Management Lock-Up Agreements;

                           (vi)  the Voting Agreement; and

                           (vii) the Stock Restriction Agreement.

                  (c) CERTIFICATES, OPINIONS AND OTHER DOCUMENTS. The following certificates, opinions and other documents shall be delivered by or on behalf of the Seller:

                           (i) certified copies of the resolutions of the Seller
                  authorizing the execution, delivery and performance of its obligations under this Agreement, the Related Documents and any other documents to be delivered by it pursuant hereto and thereto;

                           (ii) certified copies of the Seller's Charter
                  Documents, including any and all amendments thereto authorizing the issuance of the Series A Shares as in effect on the Closing Date, together with good standing certificates;

                           (iii) a certificate of the Secretary of the Seller
                  certifying the names of the officers of the Seller authorized to sign this Agreement, the Related Documents and any other documents or certificates to be delivered pursuant hereto and thereto by them, together with the true signatures of such officers;

                           (iv) an opinion of counsel for the Seller, in a form
                  acceptable to respective counsel for each of the Purchasers;

                           (v) certificates for the Series A Shares and the
                  Warrants purchased pursuant to this Agreement; and

                           (vi) such other opinions, certificates, affidavits,
                  documents and filings as the Purchasers may deem reasonably necessary or appropriate.

                  (d) CERTAIN DISBURSEMENTS. The following shall be true: (i) a transaction fee in an amount equal to two hundred twenty-five thousand dollars ($225,000) shall have been paid to Stonehenge out of the proceeds of the sale of the Series A Shares and (ii) the Seller shall have reimbursed the Purchasers for their reasonable legal, accounting, consulting and other out-of-pocket third party expenses in connection with the transactions contemplated by this Agreement and in conducting their due diligence review of the Seller, as such expenses are described on SCHEDULE 2 up to a maximum of Ninety Thousand Dollars ($90,000).

                  (e) OTHER.  The following shall be true:


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                           (i) the Seller's representations and warranties set
                  forth in this Agreement and the Related Documents shall be accurate in all respects as of the Closing Date;

                           (ii) no material adverse change shall have occurred
                  in the business, prospects, financial condition, results of operations or management of the Seller since September 30, 2000;

                           (iii) no event of default or event which with notice,
                  lapse of time or both would constitute an event of default shall have occurred and be continuing under any agreement or instrument evidencing Seller's obligations for the payment of any Indebtedness;

                           (iv) the Seller shall have reserved a sufficient
                  number of Common Shares to effect any and all conversions of the Series A Shares and Convertible Securities and any exercise of the Warrant;

                           (v) the Seller shall have closed on a loan providing
                  no less than Ten Million Dollars ($10,000,000) of Senior Indebtedness;

                           (vi) S. Cash Nickerson and Kevin T. Costello shall be
                  parties to proprietary information and inventions agreements with the Seller on terms satisfactory to the Purchasers; and

                           (vii) the Seller shall have taken all such action as
                  may be necessary to increase size of its Board of Directors to eleven (11) members, create one Class 2 Vacancy and one Class 3 Vacancy and appoint the Preferred Designees to fill such vacancies effective as of the Closing.

                  3.2. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to sell the Series A Shares and Warrants on the Closing Date is subject to the fulfillment, in a manner reasonably satisfactory to the Seller and its legal counsel, of each of the following conditions precedent.

                  (a) PURCHASE PRICE. The Purchase Price shall have been paid to the Seller.

                  (b) EXECUTION AND DELIVERY OF DOCUMENTS. The following documents, each dated and effective as of the Closing Date, shall have been duly executed and delivered:

                           (i) this Agreement; and

                           (ii)  the Stock Restriction Agreement.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties of the Seller set forth below shall survive the Closing of the purchase of the Series A Shares and Warrants for the period set forth in Section 11.1 hereof.



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Any investigation made by the Purchasers shall not diminish the respective rights of the Purchasers to rely upon such representations and warranties. Exceptions to the representations and warranties are set forth on the SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE SELLER, which identifies the specific sections of this Agreement to which each disclosure therein relates, attached hereto as EXHIBIT C. The Seller represents and warrants to the Purchasers as follows:

         4.1 ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Subsidiaries are each corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation. The Seller and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the character of its properties or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Seller. The Seller has furnished to the Purchasers true and complete copies of the Charter Documents of the Seller and its Subsidiaries and any other agreements affecting their governance, all as in effect on the date of this Agreement.

         4.2. CORPORATE POWER. The Seller and the Subsidiaries each have full corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. The Seller has full corporate power and authority to execute and deliver this Agreement, the Related Documents and any other instruments or documents provided for herein or therein and to carry out and perform its obligations under the terms of this Agreement and the Related Documents.

         4.3. CAPITALIZATION.

                  (a) The authorized Capital Stock of the Seller consists of 45,000,000 Common Shares, of which, on the date of this Agreement, up to a maximum of 10,285,243 will be issued and outstanding, 2,500,000 Class A Shares, of which, on the date of this Agreement, none are issued and outstanding, and 2,500,000 Class B Nonvoting Preferred Shares, no par value ("CLASS B SHARES"), of which, on the date of this Agreement, none are issued and outstanding, outstanding options to purchase up to a maximum of 2,162,637 Common Shares and outstanding warrants to purchase up to a maximum of 102,148 Common Shares. After the Closing, 125,000 Series A Shares will be authorized, of which 100,000 Series A Shares will be issued and outstanding.

                  (b) The outstanding Common Shares of the Seller have been, and the Series A Shares and the Warrants upon their issuance will be, (i) duly authorized, validly issued, fully paid and non-assessable, (ii) issued in compliance with Applicable Law, and (iii) issued in compliance with applicable preemptive, preferential or contractual rights.

                  (c) The Purchasers shall have good title to the Series A Shares and the Warrants, free and clear of any Liens, proxies, voting agreements, voting trusts or similar agreements except as may have been created by or entered into by the Purchasers.



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         Except for restrictions arising under Applicable Laws, and under the
         Related Documents, there are no restrictions on the transferability of the Series A Shares or the Warrants.

                  (d) Except as set forth on EXHIBIT C, all of the presently outstanding Common Shares, Class A Shares and Class B Shares are owned free and clear of any Lien or of any proxy, voting agreement, voting trust or similar agreement.

                  (e) Except as contemplated by this Agreement and the Related Documents, as described in Section 4.3(f) below, or as disclosed on EXHIBIT C, there are no other classes of capital stock of the Seller, nor are there any warrants, options, subscriptions, conversion privileges, exchange rights, preemptive rights, redemption rights, co-sale rights, buy-sell rights, rights of first refusal, outstanding or other rights or agreements to purchase, redeem, sell, issue or otherwise acquire, or to pay any Dividend or make any other distribution with respect to, any equity securities of the Seller.

                  (f) As of the date of this Agreement the Seller has granted options for 1,350,450 Common Shares to its employees, officers and directors as set forth in EXHIBIT C.

                  (g) The Common Shares to be issued upon conversion of the Series A Shares and exercise of the Warrants, when issued and delivered by the Seller to the Purchasers in accordance with the terms expressed in this Agreement, shall be (i) duly authorized, validly issued, fully paid and non-assessable, (ii) issued in compliance with Applicable Law, and (iii) issued in compliance with applicable preemptive, preferential or contractual rights.

         4.4 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement and the Related Documents by the Seller, and the performance of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and all requisite director and shareholder approvals have been obtained. This Agreement constitutes, and each Related Document when executed and delivered by the Seller will constitute, valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

         4.5. NO CONFLICT. The execution, delivery and performance of this Agreement and the Related Documents by the Seller does not and will not (a) conflict with or violate any Applicable Law or any judgment, order, decree, stipulation or injunction to which the Seller or its Subsidiaries is subject,
(b) violate or conflict with the provisions of their respective Charter Documents, (c) result in the breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of their respective assets or properties pursuant to, any note, bond, contract, lease, license, permit, indenture, mortgage, or any other instrument or agreement to which the Seller or any of its Subsidiaries is a party or by which any of their respective property is bound.

         4.6. CONSENTS. No consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Agreement and the Related Documents, or the consummation of any transaction contemplated hereby or



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thereby except as have previously been obtained or made and except for post-sale filings required under applicable securities laws and for those consents with respect to which the failure to of such consents to be obtained could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Seller.

         4.7. BOOKS AND RECORDS. The books of account, asset ledgers, inventory ledgers, minute books and share record books of the Seller and each Subsidiary, all of which have been made available to the Purchasers, are complete and correct and have been maintained on a consistent basis in accordance with sound business practices.

         4.8 SECURITIES REPORTS. The Seller has timely filed all Securities Reports and other documents required to be filed by it with the Commission under the Securities Act or the Exchange Act, and the Seller has made available to the Purchasers complete and correct copies of all such Securities Reports. Each Securities Report was on the date of its filing in compliance in all material respects with the requirements of its respective report form and the Securities Act and Exchange Act and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or herein, in the light of the circumstances under which they were or are made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the Securities Reports that relate specifically to the Seller or any of the Subsidiaries and that could, individually or in the aggregate, reasonably be expected to have material adverse effect on the business and operations of the Seller and the Subsidiaries, taken as a whole. Complete and correct copies of all material correspondence between the Seller or any of the Subsidiaries, on the one hand, and the Commission, on the other hand, have been delivered to the Purchasers.

         4.9. FINANCIAL STATEMENTS. The consolidated financial statements including any related schedules and/or notes included in the Securities Reports have been prepared in accordance with GAAP consistently followed throughout the periods involved, except as may be noted therein, and fairly present the consolidated financial condition, results of operations and changes in shareholders' equity of the Seller and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments). The Seller is current in all material respects on all accounts payable. The notes and accounts receivable reflected on the September 30, 2000 Financial Statements, and all notes and accounts receivable which have arisen since September 30, 2000, are valid receivables created in the ordinary course of business subject to no material setoffs or counterclaims and are collectible within 30 days after the date of the Closing Date at their recorded amounts, less (with respect to notes and accounts receivable reflected on the September 30, 2000 Financial Statements) any applicable recorded reserves, and except (with respect to receivables which have arisen since September 30, 2000) for those receivables which, if not collected, would not have a material adverse effect on the assets or business of the Seller. The amounts recorded as liabilities and reserves on the balance sheets of the Seller and the Subsidiaries for workers compensation insurance premiums, claims, processing costs and related costs are adequate to cover the unpaid costs on an accrual basis in accordance with GAAP.

         4.10. UNDISCLOSED LIABILITIES. Except as set forth on EXHIBIT C or as disclosed in the Securities Reports, neither the Seller nor any Subsidiary has any Indebtedness, liability, claim,



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

loss, deficiency or obligation of any nature (whether absolute or contingent, liquidated or unliquidated and whether due or to become due), except for liabilities reflected or reserved against on the September 30, 2000 Financial Statements and liabilities incurred since that date in the ordinary course of business or incurred in connection with Permitted Liens, which could, individually or in the aggregate, have a material adverse effect on the Seller. Neither the Seller nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of, or to guaranty or assume in any manner, any debt or obligation of any other Person. The Seller has no knowledge of any circumstance, condition, event or arrangement that would be reasonably likely to hereafter give rise to any such liability other than in the ordinary course of business.

         4.11. MATERIAL ADVERSE CHANGE; MATERIAL EVENTS. Since September 30, 2000, except as set forth on EXHIBIT C, (a) there has not been any material adverse change in the business, operations, properties, assets or financial or business condition of the Seller or its Subsidiaries and no event has occurred or circumstance exists that may result in such a material adverse change, and
(b) there has not been:

                           (i) any material damage, destruction or loss of any
                  of its material properties or assets;

                           (ii) any Indebtedness for borrowed money incurred
                  other than Indebtedness incurred to the Purchasers and Indebtedness secured by Permitted Liens;

                           (iii) any change in any accounting policies,
                  procedures or practices other than changes required by GAAP;

                           (iv) any sale, assignment, lease or other disposition
                  of any of its assets other than sales in the ordinary course of business;

                           (v) any Capital Expenditures paid or incurred in
                  excess of $100,000;

                           (vi) any acceleration, termination, cancellation or
                  adverse modification of any Material Contract;

                           (vii) any payment or setting aside for payment of any
                  Dividend or other distribution with respect to, or any redemption, retirement or other purchase of, any of its Capital Stock;

                           (viii) any other material transaction other than in
                  the ordinary course of business consistent with past practices;

                           (ix) any transaction with the officers of the Seller
                  or a Subsidiary other than in the ordinary course of business and consistent with past practices;

                           (x) any change in the condition (financial or
                  otherwise), properties, business, operations or prospects of the Seller or its Subsidiaries, or any event or circumstance, which is, or may be, singly or in the aggregate, materially adverse to the condition (financial or otherwise), properties, business, operations or prospects of the Seller or its Subsidiaries;

                           (xi) any action taken or omitted to be taken by or on
                  behalf of the Seller or its Subsidiaries which has, or may have, a material adverse effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of the Seller or its Subsidiaries; or

                           (xii) any agreement or commitment by the Seller or a
                  Subsidiary to do any of the foregoing.

         4.12. INTELLECTUAL PROPERTY.

                  (a) Each of the Seller and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all of Seller's Intellectual Property except where the failure to own or possess valid rights to use such Intellectual Property could not reasonably be expected to have a material adverse effect. No employees of the Seller or its Subsidiaries, past or present, claim or have claimed any interest in any of the Intellectual Property used in the Seller's business (the "COMPANY INTELLECTUAL PROPERTY") and no basis for any such claim exists.

                  (b) The validity of the Company Intellectual Property and the title thereto of the Seller or any Subsidiary, as the case may be, is not being questioned in any pending litigation proceeding to which the Seller or any Subsidiary is a party or which could affect any rights of the Seller in the Intellectual Property, nor, to the knowledge of the Seller, is any such litigation proceeding threatened. Except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Seller and except as set forth in EXHIBIT C, the conduct of the business of the Seller and its Subsidiaries as now conducted and as presently proposed to be conducted does not and will not infringe any valid patents, trademarks, trade names, service marks or copyrights or other intellectual property rights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Intellectual Property.

                  (c) Except as otherwise set forth in EXHIBIT C, with respect to the Company Intellectual Property:

                           (i) the Intellectual Property owned by the Seller or
                  its Subsidiaries and all rights appurtenant thereto are free and clear of any and all Liens;

                           (ii) no Transfer, conveyance, sale or assignment has
                  been made by the Seller or its Subsidiaries of any part of any item constituting part of the Intellectual Property owned by the Seller or its Subsidiaries or any rights appurtenant thereto, and no license, franchise or other agreement with respect to the Intellectual Property owned by the Seller or its Subsidiaries has been entered into by the Seller or its Subsidiaries with a third party (other than licenses granted by the Seller or its Subsidiaries in the ordinary course of its business, forms of which licenses have been provided to the Purchasers); and

                           (iii) Except as set forth on EXHIBIT C, each item
                  constituting part of the Intellectual Property which is owned by the Seller or its Subsidiaries has been duly and validly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or the United States Copyright Office, and such registrations, filings and issuances remain in full force and effect, and no such copyright, patent or trademark registrations have lapsed or been cancelled or abandoned except as set forth on EXHIBIT C.

         4.13. COMPANY SOFTWARE ASSETS.

                  (a) EXHIBIT C accurately identifies and describes all software products and/or software technology developed, marketed, supported, owned, sold, licensed, leased, under development or otherwise used in connection with the businesses of the Seller and its Subsidiaries other than computer software that is available for license at retail or via the Internet ("COTS") (and other than Third Party Software, as hereinafter defined) ("COMPANY SOFTWARE ASSETS"), and lists all registrations and applications to register the Company Software Assets for any purpose, including copyright and patent.

                  (b) The Seller or its Subsidiaries, except as indicated in EXHIBIT C, possess the exclusive worldwide right, title, interest and ownership, free and clear of any royalty payments or security interests, claims, contract rights, licenses, Liens, leases or encumbrances whatsoever, in and to the Company Software Assets, and to all use, reproduction, modification, marketing and licensing rights, copyrights, U.S. patent rights, U.S. trade names, U.S. trademarks and trade secrets relating thereto, and, except as provided in standard end user licenses to third parties in the ordinary course of business, there are no agreements providing any party the right to use, copy, license, sell, convert, modify or distribute the Company Software Assets or relating to or affecting the Company Software Assets in any respect. The Company Software Assets are original works of authorship created and developed solely by the Seller or its Subsidiaries within the meaning of Applicable Law.

                  (c) The Company Software Assets including, without limitation, the source codes thereof, constitute trade secrets of the Seller or its Subsidiaries and have not been disclosed by the Seller or its Subsidiaries, or anyone authorized by the Seller or its Subsidiaries to any Person under any circumstance which would destroy their status as trade secrets. To the Seller's knowledge, the Company Software Assets have not been disclosed on an unauthorized basis to any third party. There is no pending challenge to the validity of the Company Software Assets or source codes thereof as valid and enforceable trade secrets of the Seller or its Subsidiaries, as the case may be. The Seller or its Subsidiaries have taken all steps and actions necessary and appropriate under all

         Applicable Laws, of any country, to establish and preserve the Company Software Assets and source codes included in the Company Software Assets as trade secrets and to establish and preserve the copyright therein.

                  (d) There has been no release into the public domain by the Seller or its Subsidiaries or any Person authorized by any such party of any of the Company Software Assets which would preclude the protection afforded copyrighted material under the Copyright Laws of the United States or the laws of any country in which the Company Software Assets are distributed by the Seller or its Subsidiaries, or their authorized distributors.

                  (e) To the Seller's knowledge, and except as set forth on EXHIBIT C, no Person other than the Seller or its Subsidiaries is in possession of or has the right to possession of any of the Company Software Assets, including, without limitation, the source codes included in the Company Software Assets (other than licenses granted by the Seller in the ordinary course of its business).

                  (f) None of the Company Software Assets infringes any U.S. patent, or any copyright, trade secret, U.S. trademark or any other intellectual property rights, privacy rights or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against the Seller or its Subsidiaries. To the Seller's knowledge, without inquiry, neither the Company Software Assets nor any portion or use thereof infringes any non-U.S. patent rights or trademark rights arising outside of the United States, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and no such claim is pending against the Seller or its Subsidiaries.

                  (g) All employees, independent contractors and other Persons who have had access to the Company Software Assets or who have participated in the development or creation of any of the Company Software Assets were U.S. citizens at all times during such activities and have signed appropriate non-disclosure and confidentiality agreements and work-for-hire agreements in the case of independent contractors, sufficient to provide recourse in the event of unauthorized disclosure and sufficient to Transfer and assign any rights of any such Persons in the Company Software Assets to the Seller or its Subsidiaries, as the case may be. To the Seller's knowledge, there has been no unauthorized access to the Company Software Assets or any of them by any third party.

         4.14. THIRD PARTY SOFTWARE.

                  (a) EXHIBIT C accurately identifies and describes all software products and/or software technology ever distributed, marketed, supported, licensed, leased, or otherwise provided to third parties by the Seller or its Subsidiaries in connection with their respective business operations, which are not currently owned by the Seller or its Subsidiaries or were not owned by the Seller or its Subsidiaries at the time they were provided to a third party excluding COTS used by the Seller or its Subsidiaries for internal use only (collectively, the "THIRD PARTY SOFTWARE"). Such section further sets forth the identity of the party which licensed such Third Party Software to the Seller or its Subsidiaries and the agreement pursuant to which such license was granted (collectively, the "THIRD PARTY AGREEMENTS"). Such schedule further lists all registrations and applications to register the Third Party Software which Seller or its Subsidiaries has made in any jurisdiction for any purpose, including copyright and patent.

                  (b) The Seller or its Subsidiaries, except as indicated in EXHIBIT C, possess or possessed all right, title and interests necessary to allow the Seller or its Subsidiaries to distribute, license or otherwise provide the Third Party Software to third parties in the manner in which each has carried out such acts in the past and in the manner in which each respective party currently distributes, licenses or otherwise provides such software to third parties.

                  (c) To the Seller's knowledge, (i) none of the Third Party Software, nor any portion or use thereof, nor any distribution of such software by the Seller or its Subsidiaries as permitted pursuant to the Third Party Agreements, infringes any patent, or any copyright, trade secret, trademark or other intellectual property rights, privacy rights or similar rights of any third party, (ii) nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, and (iii) no such claim is pending against any third party.

                  (d) Neither the Seller nor its Subsidiaries are in violation of any material term or provision of the Third Party Agreements, nor has any event, act or omission occurred that, with the passage of time or giving of notice would be a violation or default by the Seller or a Subsidiary in any material respect under any such Agreement. Except as indicated in EXHIBIT C, each of the Third Party Agreements is a valid and binding obligation of the Seller or its Subsidiaries and is in full force and effect. To the Seller's knowledge, (i) there is no violation by the other party thereto of any material term or provision of any of the Third Party Agreements and (ii) there have been no threatened cancellations thereof or outstanding material disputes thereunder. The Seller has heretofore made available to the Purchasers for examination true, complete and correct copies of the Third Party Agreements.

         4.15. ABSENCE OF CERTAIN EVENTS. Except as set forth on EXHIBIT C, since September 30, 1995, none of the Seller's or any Subsidiary's directors, proposed directors, officers or management has:

                  (a) filed, or had filed against it, any petition under the Federal bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for the business or property of any such Person or any partnership in which any such Person was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which any such Person was an executive officer at or within two (2) years before the time of such filing;

                  (b) been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (c) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such Person, or otherwise limiting the following activities:

                           (i) acting as a futures commission merchant,
                  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the Commodity Futures Trading Commission, or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity,

                           (ii)  engaging in any type of business practice, or

                           (iii) engaging in any activity in connection with the
                  purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

                  (d) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such Person to engage in any activity described in
         Section 4.15(c)(i) above, or to be associated with Persons engaged in any such activity;

                  (e) been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; or

                  (f) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         4.16. ABSENCE OF CERTAIN PRACTICES. Since September 30, 1995, neither the Seller, its Subsidiaries nor any of their respective officers, directors, or employees (or any Person acting on behalf of any of the foregoing) has (a) given or agreed to give any gift or similar benefit of more than nominal value on behalf of the Seller or any of its Subsidiaries to any customer, prospective customer, service provider, supplier, employee or official of any governmental authority (domestic or foreign) to induce the recipient or his or her employer to do business with the Seller or its Subsidiaries or to grant favorable treatment to or compromise or forego any claim with respect to the Seller or its Subsidiaries; (b) made any significant payment which would be improper under prevailing federal laws (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers; (c) engaged in any activity which constitutes a violation of the federal or applicable state antitrust laws; (d) engaged in any activity which constitutes a violation of applicable state or local licensing laws; (e) to the knowledge of the Seller, violated any federal law in its dealings with, the federal government or any agency or department thereof, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, Racketeer Influenced and Corrupt Organizations and truth in negotiations; or (f) done any other act or failed to do any act such that such officer, director, or employee of the Seller or a Subsidiary (or any Person acting on behalf of any of the foregoing) has been notified that such officer, director, or employee of the Seller or a Subsidiary (or any Person acting on behalf of any of the foregoing) is restricted in bidding on any contracts relating to the United States. In addition, no such gift or benefit is required in connection with the operations of the Seller or any of its Subsidiaries to avoid any material fine, penalty, cost or expense.

         4.17. TAXES.

                  (a) Except as set forth on EXHIBIT C, the Seller and each of its Subsidiaries:

                           (i) has timely filed all material Tax returns that it
                  was required to file and has paid or caused to be paid all Taxes required to be paid by it (including, but not limited to, any such Taxes shown due on any Tax return). The accrual for current Taxes payable in the latest financial statements included or incorporated by reference in the Securities Reports is adequate to cover all Taxes attributable to periods or portions thereof ending on the date of such financial statements, and no Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business;

                           (ii) has filed or caused to be filed in a timely and
                  proper manner (within any applicable extension periods) all Tax returns required to be filed by it with the appropriate taxing authority in all jurisdictions in which such Tax returns are required to be filed, and all Tax returns filed by the Seller and each of its Subsidiaries are true and correct in all material respects; and

                           (iii) has not requested or caused to be requested any
                  extension of time within which to file any material Tax return, which Tax return has not since been filed.

                  (b) The Seller has delivered to Purchasers true, correct and complete copies of all federal Tax returns filed by or on behalf of the Seller or any of its Subsidiaries for any tax periods ending on or after December 31, 1995.

                  (c) Except as set forth in EXHIBIT C:

                           (i) the Seller has not been notified by the Internal
                  Revenue Service or any other taxing authority that any material disputes or claims have been raised by the Internal Revenue Service or any other taxing authority in connection with any Tax return filed by or on behalf of the Seller;

                           (ii) there are no pending Tax audits and no waivers
                  of statutes of limitations have been given or requested;

                           (iii) no tax Liens have been filed against the Seller
                  or any of its Subsidiaries, except for Liens for current Taxes not yet due and payable for which adequate reserves have been provided in the latest balance sheet of the Seller;

                           (iv) no material unresolved deficiencies or additions
                  to Taxes have been proposed, asserted, or assessed against the Seller or any of its Subsidiaries;

                           (v) none of the Seller or any Subsidiary has received
                  notice within the last three years from any taxing authority in a jurisdiction in which the Seller does not file Tax returns that the Seller is or may be subject to taxation by that jurisdiction;

                           (vi) the Seller and each Subsidiary has withheld and
                  paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee;

                           (vii) none of the Seller or any of its Subsidiaries
                  is a party to a Tax sharing, Tax allocation or similar agreement and is not bound by any closing agreement, offer in compromise or other agreement with any Tax authority;

                           (viii) except in accordance with past practice, none
                  of the Seller or any Subsidiary has taken any action that would have the effect of deferring any taxable income of the Seller or any Subsidiary from any taxable period or portion thereof ending before the Closing Date to any period following the Closing Date. None of the Seller or any Subsidiary is required to include in its income any adjustment pursuant to
                  Section 481 of the Code following the Closing Date; and

                           (ix) except as set forth on EXHIBIT C, there is no
                  contract, agreement, plan or arrangement covering any employee or former employee of the Seller or any of its Subsidiaries or affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that could obligate the Seller to make any payments that will not be fully deductible by virtue of Section 162(m) of the Code.

         4.18. MATERIAL CONTRACTS. The Purchasers have been furnished with access to all Material Contracts to which the Seller or a Subsidiary is a party or by which any such party or any of their respective properties or assets is bound. With respect to each Material Contract (a list of which is set forth on EXHIBIT C), (a) such agreement is in full force and effect and constitutes the legal, valid and binding obligation of the Seller or a subsidiary and, to the Seller's knowledge, the other parties thereto, enforceable in accordance with its terms, (b) such agreement will not be terminated as a result of this Agreement, (c) neither the Seller nor any Subsidiary is in default under such agreement and no event has occurred which, with the passage of time, would constitute such a default, (d) to the Seller's knowledge, no other party is in default under such agreement, (e) there have been no disputes and there are no or outstanding disputes among the parties thereto, and (f) to the Seller's knowledge, there have been no threatened cancellations thereof.

         4.19. ERISA.

                  (a) Exhibit C sets forth a list identifying each Benefit Plan, material benefit arrangement, plan, or policy, including without limitation, (i) each deferred compensation plan, (ii) each equity compensation plan, (iii) each plan or arrangement providing severance benefits which (x) is subject to any provision of ERISA or (y) is maintained, administered or contributed to by the Seller or any affiliate (as defined below) within the last ten years, under which the Seller or any Subsidiary has any liability. The most recent copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been provided to Purchasers together with (A) the most recent annual reports (Form 5500 including applicable schedules and financial reports) or ERISA alternative compliance statements prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan.

                  (b) Neither the Seller nor any of its affiliates maintains or contributes to or has maintained or contributed to within the last five years a pension plan subject to Title IV of ERISA or Section 412 of the Code. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Benefit Plans has or will make the Seller or any Subsidiary, any officer or director of the Seller or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could reasonably be expected to have a material adverse effect on the Seller.

                  (c) Each Benefit Plan which is intended to be qualified under
         Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is so qualified and no amendments have been adopted since the receipt of such determination letter that would result in the revocation of such letter. The Seller has made available to Purchasers copies of the most recent Internal Revenue Service determination letters with respect to each such Benefit Plans. Nothing has occurred since the date of the most recent Internal Revenue Service determination letters that would adversely affect the Tax-qualified status of any Benefit Plans. Each Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Benefit Plan other than any non-compliance which could not reasonably be expected to have a material adverse effect on the Seller.

                  (d) Except as set forth on EXHIBIT C, there has been no amendment to, written interpretation or announcement (whether or not written) by the Seller or any of its affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or arrangement which would increase materially the expense of maintaining such Benefit Plan or arrangement above the level of the expense incurred in respect thereof for the twelve (12) month period ending September 30, 2000.

                  (e) Except as disclosed on EXHIBIT C, none of the Seller or any Subsidiary is a party to or subject to (i) any employment contract or arrangement providing for annual future compensation of $100,000 or more with any officer, consultant, director or employee, or that have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year; (ii) any severance agreements, programs and policies with or relating to its employees except programs and policies required to be maintained by Law; or (iii) any plans, programs, agreements and other arrangements with or relating to its employees which contain change in control provisions. The Seller has provided to Purchasers copies (or descriptions in detail reasonably satisfactory to Purchasers) of all such agreements, plans, programs and other arrangements.

                  (f) Except as disclosed in EXHIBIT C, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Benefit Plan or similar agreement or arrangement disclosed in this Agreement solely by reason of the Seller's entering into this Agreement or in connection with the transactions contemplated by this Agreement.

         4.20. CUSTOMERS AND SERVICE PROVIDERS. Since September 30, 2000, the Seller has not been advised, and has no knowledge, that any of its, or any Subsidiary's One Hundred (100) largest customers or Ten (10) largest service providers intends to cease doing business with such party or to reduce the amount of goods or services purchased or sold on a regular on-going basis from it, which cessation or reduction in the aggregate is reasonably likely to have a material adverse effect on the financial or business condition of the Seller or the Subsidiary, as appropriate.

         4.21. LABOR RELATIONS. There are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of the Seller, threats thereof, by or with respect to any employees of the Seller or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the Seller. There are no controversies pending or, to the knowledge of the Seller, threatened between the Seller or any of its Subsidiaries and any of their respective employees, customers or clients, which controversies have or could reasonably be expected to have a material adverse effect on the Seller. Neither the Seller nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Seller or its Subsidiaries except as disclosed in EXHIBIT C. There are no pending or, to the knowledge of the Seller, threatened charges or complaints against the Seller or its Subsidiaries by the National Labor Relations board or any comparable state agency.

         4.22. ENVIRONMENTAL LAWS.

                  (a) Except as set forth in the Securities Reports or on EXHIBIT C:

                           (i) the Seller and each Subsidiary is and has at all
                  times been in compliance in all material respects with all Environmental Laws;

                           (ii) except in accordance with permits, there has
                  been no release of Hazardous Materials at any real property that is or was owned or operated by the Seller during the period of such ownership or operation except for releases which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Seller;

                           (iii) no notice, demand, request for information,
                  citation, summons, complaint or order has been received by, or, to the knowledge of the Seller, is pending or threatened by any Person against, the Seller or any Subsidiary nor has any penalty been assessed against the Seller or any Subsidiary with respect to any alleged violation of any Environmental Law;

                           (iv) none of the Seller or any Subsidiary has
                  disposed or arranged for the disposal of Hazardous Materials on any third party property that has resulted in or may reasonably be expected to result in material liability to the Seller or any Subsidiary under any Environmental Law; and

                           (v) no underground tanks, asbestos-containing
                  material or polychlorinated biphenyls are or have been located on real property that is owned or operated by the Seller or any Subsidiary nor were any underground tanks, asbestos-containing material or polychlorinated biphenyls located on real property formerly owned or operated by the Seller or any Subsidiary during the period of the Seller's or such Subsidiary's ownership or operations of such real property, or to the knowledge of the Seller, prior to the period of the Seller's or such Subsidiary's ownership or operations of such real property.

                  (b) There are no material permits issued pursuant to or required under any Environmental Law which require the consent, notification, approval or other action of any Person to remain in full force and effect following consummation of the transactions contemplated hereby. A true and complete list of all material permits issued pursuant to or required under Environmental Laws is set forth in Exhibit C.

                  (c) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which the Seller has knowledge and has in its possession or control relating to the business of the Seller or any real property that is owned or operated by the Seller or any Subsidiary which has not been provided to Purchasers.

                  (d) None of the Seller or any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other Person under any Environmental Law, including any obligation for corrective or remedial action.

         4.23. LEGAL PROCEEDINGS. Except as set forth in the Securities Reports filed prior to the date hereof and on EXHIBIT C, (a) there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Seller, threatened against or affecting, the Seller or any of its Subsidiaries or their respective properties before any court or arbitrator or any governmental authority and (b) to the knowledge of the Seller, there is no basis for any such proceeding.

         4.24. INSURANCE. The Seller maintains and has maintained, on behalf of itself and its Subsidiaries, such insurance as is required by Applicable Law and such other insurance, in adequate amounts and insuring against hazards and other liabilities, as is customarily maintained by companies similarly situated. A description of all such insurance policies, including the type, deductible, coverage limits, term, outstanding claims thereunder and claims history since January 1, 1999 for each such insurance policy is set forth on EXHIBIT C. Each such insurance policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of such insurance policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Seller and its Subsidiaries has complied in all material respects with the provisions of each such insurance policy under which it is the insured party. No insurer under any such insurance policy has disputed a claim, canceled or generally disclaimed liability under any such policy, or to the knowledge of the Seller or any Subsidiary, has indicated any intent to do so or not to renew any such insurance policy. All material claims under any such insurance policy has been filed in a timely manner.

         4.25. COMPLIANCE WITH LAWS. Except as set forth on EXHIBIT C, neither the Seller nor its Subsidiaries (a) is in violation of, (b) has, since January 1, 1998, violated or received notice of any violation of, or (c) to the knowledge of the Seller, its Subsidiaries or any of their respective business activities, is under investigation with respect to or has been threatened to be charged with respect to, any applicable Law, including but not limited to Laws regulating professional employer organizations in any state in which the Seller or its Subsidiaries do business, except for possible violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Seller. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 4.17 and 4.22, respectively.

         4.26. HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT. Neither the Seller nor any of the Subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         4.27. OFFERING OF THE SERIES A SHARES AND THE WARRANTS.

         (a) It is not necessary in connection with the offer, sale and delivery of the Series A Shares and the Warrants to the Purchasers to register the Series A Shares or the Warrants under the Securities Act.

         (b) The Seller has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Series A Shares or the Warrants and require any of the Series A Shares or the Warrants to be registered under the Securities Act. None of the Seller, its Subsidiaries or any Person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Series A Shares and the Warrants.

         4.28. BROKERAGE FEE. Except as set forth on EXHIBIT C, the Seller has not engaged any investment banker, finder, broker or similar agent which may give rise to any brokerage fee, finder's fee, commission or similar liability, other than a fee payable to the Purchasers pursuant to the terms of this Agreement.

         4.29. REGISTRATION UNDER SECURITIES ACT. Except as provided in the Registration Rights Agreement or as set forth in EXHIBIT C, the Seller is under no obligation, contractual or otherwise, to register under the Securities Act any of its presently outstanding securities or any securities that may subsequently be issued by the Seller.

         4.30. USE OF PROCEEDS. The payment obligations of the Seller pursuant to the tender offer by TEAM America for its common shares (the "TENDER"), when added to the fee, cost and expense obligations of the Seller under Sections 3.1(d) and 12.6 of this Agreement, under the Credit Agreement, and otherwise in connection with the closings of the Tender and the transactions contemplated by this Agreement, the Merger Agreement and the Credit Agreement, all as described on SCHEDULE 2 to this Agreement, do not exceed the amounts disclosed therefor on such SCHEDULE 2. Other than as set forth on EXHIBIT C to this Agreement, neither the Seller nor any officer or director of the Seller has any contract or agreement, whether oral or written, with any Person to purchase any Common Shares beneficially owned by such Person at any time after the Closing.

         4.31. MUCHO.COM FINANCIAL STATEMENTS. SCHEDULE 3 to this Agreement sets forth the unaudited and unreviewed balance sheets and statements of income of Mucho.com for the Months ending October 31, 2000 and November 30, 2000. Such balance sheets and statements of income have been prepared in accordance with GAAP consistently followed throughout the periods involved, except as may be noted therein and subject to changes resulting from year-end adjustments, and fairly present the financial condition, results of operations and changes in shareholders' equity of Mucho.com as of the respective dates thereof and for the respective periods then ended.

         4.32. FULL DISCLOSURE. Neither this Agreement nor any of the Related Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Seller has not knowingly provided or made available to the Purchasers any information that is misleading or inaccurate in any material respect or knowingly withheld from or failed to disclose to the Purchasers any data, documents or other information that could materially adversely affect the Seller's assets, properties or business or financial condition or its ability to perform its obligations under this Agreement or the Related Documents.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF STONEHENGE. The representations and warranties of Stonehenge set forth below shall survive the Closing for the period set forth in Section 11.1 hereof, and any investigation made by the Seller shall not diminish the right of the Seller rely upon the following:

         5.1. ORGANIZATION. Stonehenge is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

         5.2. AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement and the Related Documents by Stonehenge, and the performance of its obligations hereunder and thereunder, are within its powers and have been duly authorized by appropriate action. This Agreement and each Related Document, when executed and delivered by Stonehenge, will constitute valid and legally binding obligations of Stonehenge, enforceable against Stonehenge in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity.

         5.3. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Related Documents by Stonehenge do not and will not (a) conflict with or violate any Applicable Law or any judgment, order, decree, stipulation or injunction to which Stonehenge is subject, (b) violate or conflict with the provisions of its Charter Documents, (c) result in the breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of its assets or properties pursuant to, any note, bond, contract, lease, license, permit, indenture, mortgage, or any other instrument or agreement to which it is a party or by which any of its properties is bound that would have a material adverse effect on Stonehenge's ability to perform its obligations under this Agreement.

         5.4. CONSENTS. No consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Agreement and the Related Documents by Stonehenge, or the consummation by Stonehenge of any transaction contemplated hereby or thereby.

         5.5. ACCREDITED INVESTOR. Stonehenge is an Accredited Investor.

         5.6. INVESTMENT INTENT. Stonehenge is acquiring the Series A Shares and Warrants for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Stonehenge understands that the issuance and sale of the Series A Shares and Warrants has not been, and will not be, subject to a registration statement filed under the Securities Act or any applicable state securities laws by reason of a specific exemption from such registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representation as expressed herein.

         5.7. RULE 144. Stonehenge acknowledges that the Series A Shares and the Warrants are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

         5.8. LEGENDS. Stonehenge understands that each certificate representing the Series A Shares, the Warrants and the Conversion Shares will be endorsed with a legend as follows:

          THE SHARES REPRESENTED HEREBY [AND ANY SHARES THAT MAY BE ISSUED UPON THE CONVERSION OF SUCH SHARES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, INCLUDING THE EXEMPTIONS PROVIDED BY DELAWARE LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

          WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR THE COMPANY WILL FURNISH WITHOUT CHARGE TO

         EACH SHAREHOLDER WHO REQUESTS A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS, AND SERIES WITHIN A CLASS, OF CAPITAL STOCK OF THE COMPANY AND THE VARIATIONS AND RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES (AND THE AUTHORITY OF THE COMPANY'S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF PROVIDENT. The representations and warranties of Provident set forth below shall survive the Closing for the period set forth in Section 11.1 hereof, and any investigation made by the Seller shall not diminish the right of the Seller to rely upon the following:

         6.1. ORGANIZATION. Provident is a corporation duly organized and validly existing under the laws of the State of Ohio.

         6.2. AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement and the Related Documents by Provident, and the performance of its obligations hereunder and thereunder, are within its powers and have been duly authorized by appropriate action. This Agreement and each Related Document, when executed and delivered by Provident, will constitute valid and legally binding obligations of Provident, enforceable against Provident in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity.

         6.3. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Related Documents by Provident do not and will not (a) conflict with or violate any Applicable Law or any judgment, order, decree, stipulation or injunction to which Provident is subject, (b) violate or conflict with the provisions of its Charter Documents, (c) result in the breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of its assets or properties pursuant to, any note, bond, contract, lease, license, permit, indenture, mortgage, or any other instrument or agreement to which it is a party or by which any of its properties is bound that would have a material adverse effect on Provident's ability to perform its obligations under this Agreement.

         6.4. CONSENTS. No consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Agreement and the Related Documents by Provident, or the consummation by Provident of any transaction contemplated hereby or thereby.

         6.5. ACCREDITED INVESTOR. Provident is an Accredited Investor.

         6.6. INVESTMENT INTENT. Provident is acquiring the Series A Shares and Warrants for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Provident understands that the issuance and sale of the Series A Shares and Warrants has not been, and will not be, subject to a registration statement filed under the Securities Act or any applicable state securities laws by reason of a specific exemption from such registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representation as expressed herein.

         6.7. RULE 144. Provident acknowledges that the Series A Shares and the Warrants are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

         6.8. LEGENDS. Provident understands that each certificate representing the Series A Shares, the Warrants and the Conversion Shares will be endorsed with a legend as follows:

          THE SHARES REPRESENTED HEREBY [AND ANY SHARES THAT MAY BE ISSUED UPON THE CONVERSION OF SUCH SHARES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, INCLUDING THE EXEMPTIONS PROVIDED BY DELAWARE LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

          WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO REQUESTS A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS, AND SERIES WITHIN A CLASS, OF CAPITAL STOCK OF THE COMPANY AND THE VARIATIONS AND RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES (AND THE AUTHORITY OF THE COMPANY'S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

         SECTION 7. FINANCIAL REPORTING. Until the Covenant Release Date, the Seller shall, unless the Purchasers of a majority of the Series A Shares waive compliance therewith in writing:

         7.1. FINANCIAL AND CORPORATE REPORTS. Deliver to the Purchasers the following reports within the applicable time periods specified in this Section 7.

                  (a) ANNUAL FINANCIAL STATEMENTS. The Annual Financial Statements shall be delivered within ninety (90) days after the end of each Fiscal Year, and shall be accompanied by the Accountant's Statement, Accountant's Report, CFO Certificate and Compliance Certificate. For so long as the Seller is subject to the reporting requirements of Section 13 of the Exchange Act, compliance therewith shall be deemed to satisfy this Section 7.1(a).

                  (b) QUARTERLY FINANCIAL STATEMENTS. The Quarterly Financial Statements shall be delivered within forty-five (45) days after the end of each fiscal Quarter (other than the fourth Quarter), and shall be accompanied by a CFO Certificate and Compliance Certificate. For so long as the Seller is subject to the reporting requirements of Section 13 of the Exchange Act, compliance therewith shall be deemed to satisfy the first sentence of this Section 7.1(b). Within forty-five (45) days after the end of each fiscal Quarter, a calculation of consolidated EBITDA as of the end of each such fiscal Quarter in accordance with the provisions of Section 8.15 of this Agreement and SCHEDULE 4 to this Agreement shall be delivered to the Purchasers.

                  (c) MONTHLY FINANCIAL STATEMENTS. The Monthly Financial Statements shall be delivered promptly upon their dissemination to management, but in no event later than thirty (30) days after the end of each Month. On each respective date of delivery of such Monthly Financial Statements, the Seller shall also provide the Purchasers with a report prepared by the Chief Financial Officer, Chief Executive Officer or Chief Operating Officer of the Seller, which report shall set forth a brief narrative discussion of the Seller's business activities which occurred during the Month just ended.

                  (d) ANNUAL BUDGET. An annual budget for the upcoming fiscal year which has been previously approved by a Supermajority of the Board of Directors shall be delivered no later than the end of the then current fiscal year and quarterly updates of such annual budget shall be delivered concurrently with the delivery of the Quarterly Financial Statements pursuant to Section 7.1(b) above.

                  (e) SECURITIES REPORTS. Any Securities Reports shall be delivered promptly upon their dissemination to securityholders or the Commission.

                  (f) MANAGEMENT LETTERS. Any Management Letters from the Accountants shall be delivered promptly after receipt thereof.

         7.2. OTHER INFORMATION. Promptly upon written request therefor, furnish to the Purchasers financial or other information available in its books, records and files; provided, however, that the Purchasers shall at all times keep such information confidential.

         7.3. RULES 144 AND 144A.

                  (a) File all reports required to be filed by it under the Securities Act and the Exchange Act and, shall take such further action as any of the Purchasers may reasonably request, all to the extent required to enable the Purchasers to sell any Capital Stock of the Seller pursuant to and in accordance with Rule 144 under the Securities Act. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of such Rule 144.

                  (b) Upon the written request of the Purchasers, furnish or cause to be furnished to any Qualified Institutional Buyer (as such term is defined in Rule 144A under the Securities Act) designated by the Purchasers, such financial or other information as the Purchasers reasonably determine is necessary in order to afford compliance with Rule 144A under the Securities Act in connection with any proposed sale of the Series A Shares or Warrant, except at such times as the Seller is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         7.4. PREPARATION OF FINANCIAL STATEMENTS IN ACCORDANCE WITH GAAP. Prepare all Financial Statements in compliance with the regulations of any regulatory body having jurisdiction over the Seller or its business and in accordance with GAAP in a manner consistent with the practices, policies and procedures applied in connection with the preparation of the Financial Statements initially delivered to the Purchasers, except for any changes permitted or approved in the manner provided for herein.

         7.5. CHANGES IN PRACTICES, POLICIES AND PROCEDURES.

                  (a) NOTICE OF PROPOSED CHANGE. In the event that the Seller proposes to make any material change in any of the practices, policies or procedures applied in connection with the preparation of its Financial Statements, the Seller shall:

                           (i) notify the Purchasers in writing of such proposed
                  change at least forty-five (45) days prior to the required delivery date of the first Financial Statement that will be affected by such proposed change; and

                           (ii) state in reasonable detail in such notice the
                  reason for such change, including, if applicable, a description of any change in GAAP that occasioned such change.

                  (b) CONSENT TO CHANGE. Unless such change in practices, policies or procedures is required by a change in GAAP, the Seller shall not adopt any such proposed change without the written consent of the Purchasers, which consent shall not be unreasonably withheld and a statement from the Seller's then existing auditor that such a change is a change to an acceptable method of accounting under GAAP.

         7.6. NOTICE OF CERTAIN EVENTS. Give prompt written Notice to the Purchasers of the occurrence of any of the following events:

                  (a) a Default or Event of Default;

                  (b) the occurrence of any event which with notice, lapse of time or both would constitute an event of default under any Senior Indebtedness;

                  (c) all suits, actions or other proceedings commenced or threatened (which is communicated to the Seller or of which the Seller has knowledge) against the Seller or its Subsidiaries where the amount claimed is Two Hundred Fifty Thousand Dollars ($250,000) or more; or, with respect to any such suits, actions or other proceedings relating to workers' compensation matters in Ohio (or subject to Ohio law), where the amount claimed is One Hundred Fifty Thousand Dollars ($150,000) or more;

                  (d) any substantial dispute which may exist with any governmental regulatory body or law enforcement authority which could reasonably be expected to have a material and adverse effect on the assets or business of the Seller;

                  (e) any matter which has resulted or in the Seller's reasonable opinion is likely to result in a material adverse change in the Seller's financial condition or operations; or

                  (f)  the termination or loss of a Material Contract.

         7.7. BOOKS, RECORDS, AUDITS AND INSPECTIONS. Maintain accurate and complete books, accounts and records and shall permit employees or agents of the Purchasers at any reasonable time upon reasonable notice to the Seller to inspect the properties and to examine or audit the books, accounts and records of the Seller and its Subsidiaries and make copies and memoranda thereof. In the event any properties, books, accounts or records are in the possession of or under the control of a third party, the Seller shall direct and hereby authorizes such third party to permit access thereof to the Purchasers' employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section 7.7, and to respond to any reasonable requests from the Purchasers for information concerning the amount, status or condition of any assets in the third party's possession or control. The Purchasers shall at all times keep such information confidential.

         SECTION 8. AFFIRMATIVE COVENANTS. Until the Covenant Release Date, the Seller shall, unless the Purchasers of a majority of the Series A Shares waive compliance therewith in writing:

         8.1. INSURANCE. Maintain casualty insurance upon all of its assets and business properties and those of its Subsidiaries, and public and product liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like businesses. In addition, the Seller shall use its best efforts to obtain and maintain key-man term life insurance in the amount of $10,000,000 on S. Cash Nickerson. The Seller shall be named as the beneficiary on such key-man term life insurance policies. The Seller shall also maintain, in amounts and with such insurance companies as are adequate and reasonable, in the judgment of the holders of the Series A Shares, for the business of the Seller and for entities engaged in comparable business activities, officers' and directors' insurance and fidelity insurance. No such insurance may be canceled (unless such coverage is being replaced by similar coverage with a different carrier) without the prior written consent of the Purchasers.

         8.2. PAYMENT OF TAXES AND CLAIMS. Pay all material Taxes, assessments and other governmental charges levied or imposed upon its properties or assets or in respect of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims for sums which have become due and payable and which by law have or might become a Lien or charge upon its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge, Tax, assessment or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings and if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

         8.3. COMPLIANCE WITH LAWS. Comply in all material respects with all Applicable Laws.

         8.4. PRESERVATION OF EXISTENCE AND LICENSES. Preserve and maintain its existence and its rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign entity in each jurisdiction in which the failure to do so would have a material adverse affect on its financial condition or operations; and obtain, preserve and maintain all permits, licenses, approvals and authorizations necessary for the conduct of its business.

         8.5. MAINTENANCE OF ASSETS. Maintain its tangible assets in the aggregate in reasonable condition and repair (ordinary wear and tear excepted) in accordance with the requirements of its business, maintain its Intellectual Property and its rights to use and license the Intellectual Property, and defend all interferences or infringements with its Intellectual Property by such means as shall be commercially reasonable.

         8.6. PERFORMANCE OF CONTRACTS. Perform and comply with, in accordance with its terms, all material provisions of each Material Contract, except to the extent it may contest the provisions thereof in good faith and by appropriate proceedings.

         8.7. EMPLOYEE BENEFIT PLANS. Cause each of its Benefit Plans to be administered in all material respects in compliance with the requirements of ERISA, the Code, Applicable Law, and the terms and conditions of such plans.

         8.8. AUDITED FINANCIAL STATEMENTS. Cause its Annual Financial Statements to be audited by Arthur Andersen LLP or another firm reasonably acceptable to the Audit Committee of the Board of Directors.

         8.9. PRESERVATION OF BUSINESS. Use its best efforts to preserve its business organization intact, to retain the services of its employees and those of its Subsidiaries whose service is satisfactory, to preserve the goodwill and relationships with customers, suppliers, creditors and others having business relationships with it or its Subsidiaries and to operate the business in the ordinary course and in accordance with good business practices.

         8.10. RESERVATION OF COMMON SHARES. At all times reserve a sufficient amount of Common Shares to effect any and all conversions of Series A Shares or Convertible Securities or exercise of the Warrants.

         8.11. EMPLOYEE OPTIONS. Cause any and all share options issued at any time on or subsequent to the Closing Date by the Seller to the officers, employees, directors, outside directors, and consultants of the Seller or its Subsidiaries to be issued only with the prior written consent of the Compensation Committee of the Board of Directors.

         8.12. PRESS RELEASES; INTERIM PUBLIC FILINGS. Deliver to the Purchasers complete and correct copies of all press releases and public filings made after the date hereof and ensure that neither the names nor identities of the Purchasers as investors in the Seller be disclosed in any press release or other public announcement or in any document or material filed with any governmental authority without the prior written consent of each Purchaser disclosed therein, unless such disclosure is required by Applicable Law, in which case prior to making such disclosure the Seller shall give written notice to the Purchasers, describing in reasonable detail the proposed content of such disclosure, shall permit the Purchasers to review and comment upon the form and substance of such disclosure and shall take such comments into account in making such disclosure.

         8.13. LISTING; NOTIFICATION. Notify NASDAQ of the proposed issuance pursuant to the terms of this Agreement and use its best efforts to cause the Common Shares to continue to be listed on NASDAQ.

         8.14. BOARD REPRESENTATION. Cause the following to be true:

                  (a) The Purchasers shall have the right to designate, from time to time, by the affirmative vote of the holders of a majority of the Series A Shares, two (2) directors of the Seller (the "PREFERRED DESIGNEES").

                  (b) Each of the Seller and the Board of Directors of the Seller shall take such action as may be necessary (including seeking any necessary vote or approval of any shareholder of the Seller, taking any action necessary to expand the size of the Board of Directors, or causing any existing director to resign in order to create vacancies for the Preferred Designees) to cause the Board of Directors to nominate and recommend to the shareholders for election to the Board of Directors, the Preferred Designees, at each applicable annual meeting of the shareholders of the Seller and to cause such Preferred Designees to be elected to the Board of Directors at each such annual meeting.

                  (c) Except as contemplated by this Agreement or as required in the terms of the Series A Shares the Seller will not take or recommend to its shareholders any action which would cause the Board of Directors of the Seller to consist of any number of directors other than eleven
         (11) directors.

                  (d) Each of the Seller and the Board of Directors of the Seller shall take such action as may be necessary to cause one (1) of the Preferred Designees to be appointed to the Audit Committee, the Compensation Committee and any other committee or subcommittee of the Board of Directors to which the Purchasers desire that a Preferred Designee be appointed; provided, however, that if the Seller demonstrates to the reasonable satisfaction of the Purchasers that such committee participation by a Preferred Designee would have a significant adverse effect on the business or operations of the Seller, then in lieu of participation on such committee, the Preferred Designee shall be entitled to observer rights, pursuant to which the Seller shall invite such Preferred Designee to attend all meetings of such committee, committees, subcommittee or subcommittees in a non-voting observer capacity and, in this respect, give such Preferred Designee copies of all notices, consents and other materials that are provided to the committee or subcommittee members.

                  (e) If requested by the Purchasers of a majority of the Series A Shares, the Seller will (in accordance with the Charter Documents of the Seller and Applicable Law) cause the shareholders to vote upon the removal of any Preferred Designee (in accordance with the Charter Documents of the Seller and Applicable Law). Any vacancy among the Preferred Designees caused by removal or by the death, retirement or resignation of any Preferred Designee shall be filled by a Person designated by the Purchasers of a majority of the Series A Shares, and the Seller agrees to take any such action as is necessary, in accordance with the Charter Documents of the Seller and Applicable Law, to cause such designee to be appointed or elected to the Board of Directors. In the event of any vacancy among the Preferred Designees, the Board of Directors shall not take any action not approved by the remaining Preferred Designee(s) (or by a vote of the Purchasers of a majority of the Series A Shares if there be no remaining Preferred Designee) during the period from the time the Purchasers of a majority of the Series A Shares inform the Seller of a designee to fill any such vacancy to the time such designee is duly appointed or elected to the Board of Directors.

         8.15. CONSOLIDATED EBITDA. Maintain the consolidated EBITDA from all business activities at an amount equal to or in excess of the Quarterly amounts set forth on SCHEDULE 4 to this Agreement, as such amounts may be adjusted upwards (but not downwards) from time to time to account for the effect on the Seller's EBITDA targets associated with any merger, consolidation or acquisition, as determined and implemented in accordance with Section 9.1(b); provided, however, that the Seller shall not be deemed to be in breach of this
Section 8.15 unless for a period of three (3) consecutive Quarters, such consolidated EBITDA is less than the Quarterly amounts set forth on SCHEDULE 4, as so adjusted.

         8.16. AMENDMENT TO ARTICLES OF INCORPORATION. Amend the voting provisions of its amended articles of incorporation to entitle the holders of the Series A Shares to elect two (2) directors.

         SECTION 9. NEGATIVE COVENANTS. Until the Covenant Release Date, neither the Seller nor its Subsidiaries shall:

         9.1. APPROVAL OF THE PURCHASERS. Without the prior written approval of the Purchasers:

                  (a) OTHER INDEBTEDNESS. Create, incur, contract, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of any Indebtedness; provided, however, that this Section shall not be deemed to prohibit:

                           (i) additional Indebtedness (including Indebtedness
                  secured by Permitted Liens) not to exceed $250,000 outstanding at any time other than borrowings under the line of credit evidenced by the Credit Agreement;

                           (ii) existing Indebtedness or category thereof
                  identified in EXHIBIT C;

                           (iii) Indebtedness incurred to effect Capital
                  Expenditures which have either been specifically approved by the Board of Directors or are contained in a budget approved by a Supermajority of the Board of Directors;

                           (iv) intercompany loans; and

                           (v) corporate credit cards for necessary
                  business-related travel and client entertainment.

                  (b) MERGER AND CONSOLIDATION; ACQUISITIONS. Merge or consolidate with or into any Person, or purchase all or substantially all of the assets or shares of any Person. Without limiting the generality of the foregoing or of the Purchasers' other rights under this Section 9.1, Section 12.3 or any other provision of this Agreement or any of the Related Documents in respect of any merger, consolidation or acquisition, it is acknowledged and agreed that:

                           (i) the EBITDA amounts set forth on SCHEDULE 4 shall
                  be adjusted upwards (but not downwards) by way of a supplement to this Agreement approved by the Purchasers of a majority of the Series A Shares to account for the effect on the Seller's EBITDA targets associated with such transaction; and

                           (ii) the approval by the Purchasers of such
                  transaction shall be conditioned upon the Seller agreeing to and entering into such a supplement, increasing such EBITDA amounts in a manner acceptable to the Purchasers of a majority of the Series A Shares.

                  (c) CHANGE IN INDEPENDENT AUDITORS. Change independent auditors employed by it; provided, however, that to the extent that such right on the part of the Purchasers would be prohibited by the rules of the Commission, the National Association of Securities Dealers or any applicable exchange, the approval of the Audit Committee of the Board of Directors to a change in independent auditors employed by the Seller shall be deemed to satisfy the requirements of this Section 9.1(c).

                  (d) GUARANTEE INDEBTEDNESS. Provide any guarantee of the indebtedness of any third party.

         9.2. APPROVAL OF A SUPERMAJORITY OF THE BOARD OF DIRECTORS. Without the prior approval of a Supermajority of the Board of Directors:

                  (a) LIQUIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Dissolve or liquidate, or sell, Transfer, lease or otherwise dispose of its business or any material portion of its property or assets necessary for the conduct of its business, other than sales in the ordinary course of business.

                  (b)  CAPITAL STOCK; REGISTRATION RIGHTS.

                           (i) grant any registration rights with respect to
                  shares of Capital Stock,

                           (ii) take any other action which would materially
                  adversely affect the Purchasers' ownership interest in the Seller, or

                           (iii) except with respect to no more than 100,000
                  Common Shares reserved as of the date of this Agreement under the Seller's stock incentive plans for future grants as may be issued to the Seller's employees (other than S. Cash Nickerson, Kevin T. Costello, Jay R. Strauss or Jose Blanco), issue, sell or otherwise dispose of any Capital Stock for a price of less than $6.75 per share or any Convertible Securities with a conversion or exercise price of less than $6.75 per share;.

                  (c) RESTRICTED PAYMENTS. Except with respect to items set forth on EXHIBIT C, make, pay or declare, or commit to make, pay or declare, directly or indirectly, any Restricted Payments.

                  (d) ORGANIZATIONAL AND BUSINESS ACTIVITIES. Amend its Charter Documents, change its structure, effect any reorganization, effect any recapitalization that would materially and adversely affect (in the sole discretion of the Purchasers) the Purchasers' ownership interest in the Seller or engage in any business activities or operations substantially different from or unrelated to its present business.

                  (e) CHANGE IN PRINCIPAL OFFICE. Move its principal office, executive office or principal place of business from Columbus, Ohio, or move its treasury activities out of Lafayette, California or Columbus, Ohio.

                  (f) TRANSACTIONS IN THE ORDINARY COURSE. Enter into any agreement which violates, conflicts with, results in the breach of, or constitutes a default under this Agreement, the Related Documents or the transactions contemplated hereby or thereby.

                  (g) NUMBER OF DIRECTORS. Increase or decrease its authorized number of directors.

         9.3. APPROVAL OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS. Without the approval of the Compensation Committee of the Board of Directors:

                  (a) EMPLOYEE BENEFIT PLANS. Create, enter into or provide or make any direct or indirect commitment to create, enter into or provide any Benefit Plan (other than those currently existing or any replacements thereof) or terminate or materially amend any of such plans; or incur any liability, directly or indirectly, (i) for any funding deficiency, (ii) for any post-retirement medical or life insurance benefits, except pursuant to the COBRA Requirements, or (iii) to the Pension Benefit Guaranty Corporation.

                  (b) CHANGE IN MANAGEMENT. Change members of the Seller's executive management in those positions commonly referred to as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, except that voluntary resignation of any individual holding any such position shall not be deemed a breach hereof so long as within ninety (90) days after the Seller is notified of such individual's intent to resign, a plan of successorship shall have been approved by the Compensation Committee of the Board of Directors, and within one hundred eighty (180) days after the Seller is notified of such individual's intent to resign, a successor approved by the Compensation Committee of the Board of Directors shall have been appointed.

                  (c) EMPLOYMENT AGREEMENTS. Enter into or make any amendment to any employment agreements with the executive management employees of it or its Subsidiaries or any non-competition agreements.

                  (d) REPURCHASES. Other than as set forth in EXHIBIT C and except for repurchases which do not, in the aggregate, exceed in any twelve (12) month period, the lower of (i) Two Hundred Fifty Thousand Dollars ($250,000) or (ii) 100,000 shares of Capital Stock, repurchase, reprice or change the vesting or pricing of any shares of its Capital Stock or options to purchase shares of its Capital Stock held by any of its directors, officers or employees of, or consultants to it.

         9.4. APPROVAL OF THE BOARD OF DIRECTORS. Without the approval of the Board of Directors:

                  (a) LIENS. Grant, create, incur, assume, permit or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (except Permitted Liens).

                  (b) INVESTMENTS. Make any Investment in, or otherwise acquire any interest in, or control of, another Person, except for the following:

                           (i) Cash Equivalents;

                           (ii) property to be used in the ordinary course of
                  business;

                           (iii) any acquisition of securities or evidences of
                  Indebtedness of others when acquired in settlement of accounts receivable or other debts arising in the ordinary course of business and on commercially reasonable terms, so long as the aggregate amount of any such securities or evidences of Indebtedness is not material to the business or condition (financial or otherwise) of the Seller; and

                           (iv) investments in connection with interest rate
                  exposure under the Credit Agreement.

                  (c) JOINT VENTURES. Enter into joint ventures not in existence on the date of this Agreement or make any loans or advances to any joint venture in which it has an interest, financial or otherwise.

                  (d) SALES AND LEASEBACKS. Except as otherwise permitted under this Agreement, enter into any sale and leaseback agreement covering any of its fixed or capital assets.

                  (e) TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Affiliate (or any partner, officer or director thereof), or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate (or any partner, officer or director thereof) or any former or current officer or director of the Seller, except any transaction or contract which is in the ordinary course of business and which is upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arms-length transaction with a Person not an Affiliate and which has been disclosed to the Purchasers.

                  (f) CAUSE A BREACH OR DEFAULT. Take, or omit to take, or permit any act or omission that may cause (after lapse of time, notice or both) a breach, default or acceleration of any Material Contract that would have a materially adverse effect on its condition (financial or otherwise), properties, business, operations or prospects.

                  (g) COMPROMISE SUITS. Settle or compromise any material pending suit, or threatened suit or claim where the amount claimed is Two Hundred Fifty Thousand Dollars ($250,000) or more; or, with respect to any such suits, actions or other proceedings relating to workers' compensation matters in Ohio (or subject to Ohio law), where the amount claimed is One Hundred Fifty Thousand Dollars ($150,000) or more.

                  (h) EMPLOYEE LOANS. Make a loan to any employee of the Seller or any Subsidiary in excess of (i) $25,000 outstanding at any one time with respect to one individual, or (ii) an aggregate of $500,000 outstanding at any one time with respect to all employees of the Seller and its Subsidiaries.

                  (i) CHANGE IN NATURE OF BUSINESS. Make any material and significant change in the fundamental nature of its business.

                  (j) PREPAYMENTS. Pay any Indebtedness prior to its scheduled maturity except for prepayments of Indebtedness (other than Indebtedness to employees or Affiliates of it) (i) in an amount not to exceed $50,000 for any single prepayment, and in an aggregate amount of $100,000 for all prepayments made during the term of this Agreement, or
         (ii)
         any prepayment of the Senior Indebtedness made pursuant to the terms of the Credit Agreement.

         9.5. CERTAIN ACTIONS NOT PROHIBITED. Notwithstanding anything set forth in this Section 9, this Section 9 shall not be deemed to prohibit or restrict the ability of the Seller or any of its Subsidiaries to: (a) pay dividends or make any other distribution on any of such Subsidiary's Capital Stock owned by the Seller or any Subsidiary of the Seller; (b) subject to subordination provisions, pay any Indebtedness owed by it to the Seller or any Subsidiary of the Seller; (c) make loans or advances to the Seller or any Subsidiary of the Seller; or (d) transfer any of its property or assets to the Seller or any Subsidiary of the Seller.

         SECTION 10. DEFAULT, NOTICE OF DEFAULT AND REMEDIES

         10.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

                  (a) the failure of the Seller to fully and timely observe or perform any covenant set forth in Sections 8.14, 8.15, 9.1, 9.2, 9.3(b), 9.3(c) or 9.3(d) of this Agreement;

                  (b) the insolvency of the Seller or a Subsidiary or the filing by or against the Seller or a Subsidiary of any proceeding in bankruptcy, reorganization, debt adjustment or receivership, any assignment for the benefit of creditors or the exercise of control rights by any secured lender;

                  (c) any declared default under any note, loan agreement or financing agreement to which the Seller or a Subsidiary is a party or any other related agreement contemplated as part of such financing (individually, the "DOCUMENT") evidencing or under which there is at the time outstanding any Indebtedness of the Seller or its Subsidiaries in an aggregate principal amount of at least $250,000, which event of default allows the due date of such indebtedness to be accelerated, and the failure by the Seller or its Subsidiaries to cure such default within the time period (if any) provided in the pertinent Document, unless and to the extent that the default has been waived by the lender;

                  (d) the failure of the Seller to redeem or repurchase any shares of the Purchasers' Series A Shares, or allow the exercise of the Warrants in accordance with the terms of this Agreement, the amended articles of incorporation of the Seller (as amended by the Series A Amendment) and the Warrants and any default in payment when due for such redemption or repurchase;

                  (e) any diversion by the Seller of the proceeds received in connection with the Closing from the proper uses therefor as set forth in Section 4 above;

                  (f) the failure of the Seller to pay the full amount of any Dividend or any other required payment to the Purchasers when due; or

                  (g) the failure, for any reason, of one or more Preferred Designees to be elected to the Board of Directors at any time while the Seller is subject to the terms of Section 8.14 above.

         10.2. RIGHTS UPON DEFAULT; REMEDIES. Upon the occurrence of any Event of Default for which the Purchasers have not unconditionally waived in writing their respective rights under this Section 10, the Purchasers may exercise immediately their respective rights under the Put Option Agreement in addition to any other rights under this Agreement or otherwise.

         SECTION 11. SURVIVAL AND INDEMNIFICATION

         11.1. NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the statements made by the Seller herein or in any Schedule or Exhibit hereto or in any of the Related Documents shall be deemed representations and warranties of the Seller for all purposes hereunder and shall be true and correct as of the date of the Closing. The representations and warranties of the Seller and the Purchasers set forth in or made pursuant to this Agreement or in any of the Related Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect thereafter until June 1, 2002. The covenants and other agreements of the Seller and the Purchasers set forth in or made pursuant to this Agreement or in any of the Related Documents shall survive the execution and delivery of this Agreement indefinitely; provided, however that with respect to the covenants and other agreements contained in Sections 7, 8 and 9 of this Agreement, such covenants and other agreements shall survive the execution and delivery of this Agreement until the Covenant Release Date.

         11.2. INDEMNIFICATION. The Seller agrees to indemnify, defend and hold harmless the Indemnified Parties from and against Indemnified Losses related to, caused by, resulting or arising directly or indirectly from or in connection with any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Related Document. The Purchasers agree to indemnify, defend and hold harmless the Seller from and against Indemnified Losses related to, caused by, resulting or arising directly or indirectly from or in connection with any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Related Document.

         SECTION 12.       MISCELLANEOUS.

         12.1.    AMENDMENT, MODIFICATION OR RESTATEMENT.
                  --------------------------------------

                  (a) The Parties may amend, modify or restate any provision or the entirety of this Agreement or any Related Document, provided that each such amendment, modification or restatement shall be in writing and shall be executed and delivered by the Purchasers.

                  (b) Unless otherwise specified in such amendment, modification or restatement:

                           (i) the amended or modified provisions shall be
                  effective as of the date of such amendment as to all Parties;

                           (ii) such amendment shall not be deemed to constitute
                  a waiver of any Default that has occurred and is continuing as of the effective date thereof;

                           (iii) all terms defined herein shall have the same
                  definition in such amendment;

                           (iv) such amendment shall be deemed to be a Related
                  Document and the provisions of this Section shall be applicable to such amendment; and

                           (v) this Agreement and each Related Document shall be
                  deemed to remain in full force and effect, as so amended, modified or restated.

         12.2. WAIVER OF COMPLIANCE. The Parties may waive compliance with any provision of this Agreement or any Related Document or any Default or Event of Default; provided that each such waiver shall be in writing and shall be executed and delivered by the waiving Party. Each such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

         12.3. CONSENT OR APPROVAL.

                  (a) Whenever this Agreement or any Related Document provides that an action may be taken with the "consent" or "approval" of the Purchasers or the Seller, such consent or approval must be in writing signed by the Purchasers of a majority of the Series A Shares or by the Seller, as the case may be. Each such consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (b) Unless this Agreement or the Related Document specifically provides that the Purchasers or the Seller shall not "unreasonably withhold" such consent or approval, the Purchasers or by the Seller, as the case may be, may, in their sole discretion, refuse to grant any such consent or approval, or condition any such consent or approval upon the payment of money, the granting of additional security, or the providing of additional guarantees or other acts or concessions by the Seller or its Subsidiaries.

                  (c) Where this Agreement or any Related Document provides that the Purchasers or the Seller shall not "unreasonably withhold" any consent or approval, any of the following shall by way of example and not limitation, constitute an appropriate reason to withhold such consent or approval:

                           (i) imposing additional unreimbursed cost, expense or
                  liability upon the Purchasers or their respective Affiliates;

                           (ii) releasing any Person liable for any obligation
                  under this Agreement or any Related Document;

                           (iii) limiting in any material respect the practical
                  ability of the Purchasers to enforce any of their respective rights or remedies under this Agreement or any Related Document;

                           (iv) causing or potentially causing the Purchasers,
                  the Seller or any of their respective Affiliates to violate or breach any agreement by which any such party is bound, the terms of their respective Charter Documents or any Applicable Law;

                           (v) releasing any security for any of the obligations
                  under this Agreement or any Related Document;

                           (vi) subordinating or further subordinating any of
                  the rights of the Purchasers under this Agreement or any Related Document to the rights of any other Person;

                           (vii) reducing the Purchasers' percentage of the
                  Fully-Diluted Common Shares as provided herein; or

                           (viii) permitting any transaction between the Seller
                  and any of its Affiliates except as would be permitted under Sections 9.4(e) or 9.5 and except for the Merger.

         12.4. FORBEARANCE.

                  (a) The Purchasers may, in the sole exercise of their discretion, with or without Notice to the Seller, forbear from declaring an Event of Default under this Agreement or any Related Document, or exercising or enforcing any right or remedy hereunder or thereunder.

                  (b) Unless the Purchasers otherwise agree in writing, no such forbearance shall be deemed to toll the passage of any time period, waive the Purchasers' rights to declare such Event of Default or exercise or enforce any such right or remedy at any time, suspend the accrual of interest or waive any assessment or penalty that would otherwise accrue or become due, constitute a basis for laches or estoppel, or preclude the exercise or enforcement of any other right or remedy or declaration of any other Event of Default under this Agreement or any Related Document.

                  (c) The Purchasers may, in the sole exercise of their discretion, condition any forbearance upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by the Seller or any other Person.

         12.5. NO IMPLIED RIGHTS OR WAIVERS. No Notice to or demand on the Seller in any case shall entitle the Seller to any other or further Notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of the Purchasers in exercising any right, power or privilege under this Agreement or any other Related Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

         12.6. PAYMENT OF FEES AND EXPENSES. The Seller shall reimburse the Purchasers for their reasonable legal, accounting, consulting and other out-of-pocket third party expenses in connection with the transactions contemplated by this Agreement and in conducting their due diligence review of the Seller, up to a maximum of Ninety Thousand Dollars ($90,000). Except as set forth in this Section 12.6, in Section 3.1(d) or elsewhere in this Agreement, each party shall bear its own legal and other expenses with respect to the transactions contemplated by this Agreement. In addition to all other remedies available at law or in equity, all reasonable expenses, charges, court costs and reasonable attorneys' fees incurred by the prevailing party in connection with any legal action related to a breach or default under this Agreement or the Related Documents shall be paid by the breaching or defaulting party.

         12.7. ENTIRE AGREEMENT. This Agreement and the Related Documents constitute the entire agreement relating to the subject matter hereof among the Parties and supersede all prior or contemporaneous agreements between the Parties, including specifically, the Summary of Proposed Principal Terms among the Parties, dated July 28, 2000. The Parties have not relied upon any representations, inducements, promises, undertakings or agreements other than those expressly set forth in this Agreement or the Related Documents.

         12.8. SEVERABILITY. If any provision of this Agreement or any Related Document is held to be invalid, void or unenforceable for any reason, the remaining provisions shall nevertheless continue in full force and effect, provided that nothing in this Section 12.8 shall be construed to limit or waive the breach of any representation with respect to enforceability of this Agreement. Any determination of invalidity, voidness or unenforceability which would, in the aggregate, materially reduce the principal rights upon any breach or benefits of any security provided by the Agreement or any Related Document to the Purchasers, or make the remedies generally afforded thereby inadequate for the practical realization of such benefits or security, shall constitute an Event of Default.

         12.9. THIRD PARTY BENEFICIARIES. The obligations of each Party under this Agreement and any Related Document shall inure solely to the benefit of the other Party and its successors and permitted assigns, and no other Person shall have any legal or equitable right, remedy or claim under or with respect to this Agreement or the Related Documents.

         12.10. LEGAL REPRESENTATION. Each Party has been represented by independent legal counsel in connection with the negotiation, drafting and execution of this Agreement and the Related Documents, and each Party expressly waives to the fullest extent permitted by Applicable Law any claim that this Agreement or any Related Document constitutes a contract of adhesion; any usury or similar law limiting interest or other fees or compensation in a credit transaction; any claim that this Agreement or any Related Document constitutes a partnership, joint venture, trust or similar arrangement; any claim that this Agreement or any Related Document imposes any fiduciary or agency duty upon the Purchasers or any of their respective agents; and any implied representation, warranty or covenant.

         12.11. RULES OF CONSTRUCTION. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement and the Related Documents.

                  (a) All accounting terms not specifically defined shall be construed in accordance with GAAP.

                  (b)  Terms that imply gender shall apply to all genders.

                  (c) Headings are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement or any Related Documents.

                  (d) The Exhibits, Schedules and Glossary of Defined Terms attached to this Agreement or any Related Document are incorporated herein and in each Related Document by reference.

                  (e) "Herein," "hereto," "hereof" and words of similar import refer to this Agreement or any Related Document (as applicable).

                  (f) The word "and" connotes "each and every," and the word "or" connotes "any one or more."

                  (g) The word "including" is deemed to be followed by the words "without limitation."

                  (h) When used in connection with a specific date or time, (i) the word "from" connotes "from and including," (ii) the word "through" connotes "through and including," (iii) the word "before" connotes "on or before," (iv) the word "after" connotes "on or after," (v) "next" day or Business Day connotes the "first day or Business Day immediately succeeding" such date, and (vi) "prior" or "preceding" day or Business Day connotes the "first day or Business Day immediately proceeding" such date.

                  (i) In counting a number of days or Business Days (i) "after" or "following" a specified date, counting commences with the first day or Business Day (as applicable) following such date and ends on and includes the last day or Business Day (as applicable) counted, and (ii) "before" or "prior to" a specified date, counting commences with the first day or Business Day (as applicable) preceding such date and ends on and includes the last day or Business Day (as applicable) counted.

                  (j) An event or act is deemed to occur on a specified day or Business Day only if it occurs before 5:00 p.m. (E.S.T.) on that day or Business Day (as applicable) and, if it occurs after that time, is deemed to occur on the next day or Business Day (as applicable).

                  (k) Any reference to any law or regulation refers to that law or regulation as amended from time to time and to the corresponding provision of any successor law or regulation.

                  (l) Any reference to any agreement or other document refers to that agreement or other document as amended, modified or restated from time to time.

                  (m) The recitals are the mutual representations of the Parties and are a part of the document in which they appear.

                  (n) Any reference to any Person shall be construed as a reference to that Person's successors, assigns, heirs or estate or personal representative.

                  (o) No consideration or evidentiary weight shall be given to any prior draft or mark-up of any document; the identity of the Party (or its counsel) drafting or proposing any provision of a document; any summary or description of any proposed term or provision set forth in any term sheet, commitment letter or written presentation produced prior to the date hereof; or any perceived or alleged differences among the Parties with respect to bargaining advantage, sophistication in financial affairs or access to information.

                  (p) With regard to all dates and time periods set forth or referred to in this Agreement or the Related Documents, time is of the essence.

         12.12. NOTICE.

                  (a) Any Notice or other communication required or permitted to be given or made under this Agreement or any Related Document (i) shall be in writing, (ii) may be delivered by hand delivery, First Class U.S. Mail (regular, certified, registered or expedited delivery), FedEx, UPS Overnight, Airborne or other nationally recognized delivery service, fax, or electronic transmission, and (iii) shall be delivered or transmitted to the appropriate address as set forth below.

                  (b) Each Notice or other communication shall be delivered or addressed to a Party at its address set forth below. A Party's address for Notice may be changed from time to time by Notice given to each of the other Parties.

         TO THE SELLER:

                  TEAM Mucho, Inc.
                  110 East Wilson Bridge Road
                  Worthington, Ohio 43085-2344
                  Attention:  Kevin T. Costello
                  Telephone No. (614) 848-3995
                  Fax No. (614) 848-7639

         WITH A COPY TO:

                  Porter, Wright, Morris & Arthur LLP
                  41 South High Street, 28th Floor
                  Columbus, Ohio  43215
                  Attention:  Robert J. Tannous
                  Telephone No. (614) 227-1953
                  Fax No. (614) 227-2100

         TO STONEHENGE:

                  Stonehenge Opportunity Fund, LLC
                  150 East Gay Street, 24th Floor
                  Columbus, OH 43215
                  Attention:  James J. Henson, Esq.
                  Telephone No. (614) 217-1111
                  Fax No. (614) 217-1217

         WITH A COPY TO:

                  Stonehenge Partners, Inc.
                  150 East Gay Street, 24th Floor
                  Columbus, Ohio 43215
                  Attention:  Michael H. Thomas
                  Telephone No. (614) 217-5326
                  Fax No. (614) 217-0180

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  Columbus, OH  43215
                  Attention:  Russell R. Rosler, Esq.
                  Telephone No. (614) 464-8294
                  Fax No. (614) 719-4931

         TO PROVIDENT:

                  Provident Financial Group, Inc.
                  One East Fourth Street
                  Cincinnati, OH 45202
                  Attention:  Christopher B. Gribble
                  Telephone No. (513) 579-2750
                  Fax No. (513) 579-2850

         WITH A COPY TO:

                  Baker & Hostetler LLP

                  312 Walnut Street
                  Suite 2650
                  Cincinnati, Ohio 45202
                  Attention:  Eric J. Geppert, Esq.
                  Telephone No. (513) 929-3405
                  Fax No. (513) 929-0303

                  (c) Absent fraud or manifest error, a receipt signed by the addressee or its authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax or e-mail confirmation of transmission shall constitute proof of delivery. Any Notice actually received by the addressee shall constitute delivery notwithstanding the failure to comply with any provisions of this Subsection.

                  (d) A Notice delivered by regular First Class U.S. Mail shall be deemed to have been delivered on the third Business Day after its post-mark. Any other Notice shall be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a Business Day or is after 5:00 p.m. local time on a Business Day, in which case such Notice shall be deemed to have been received on the next succeeding Business Day.

         12.13. ASSIGNMENT.

                  (a) The Seller shall not, and shall not attempt or purport, to assign or Transfer to any Person or permit any other Person to assume or undertake any of its rights, duties or obligations under this Agreement or any Related Document without the prior written consent of the Purchasers, which consent may be granted or denied in their sole discretion.

                  (b) The Purchasers may, in the sole exercise of their discretion, upon written notice to the Seller and subject to compliance with applicable securities laws (i) assign (with or without recourse) any of its rights, duties and obligations under this Agreement and the Related Documents in whole or in part to any of its Affiliates; (ii) sell or Transfer all or any part of the Series A Shares or Warrants to any of its Affiliates; (iii) sell a participation in the Series A Shares or Warrants to any of its Affiliates or any Accredited Institutional Investor; or (iv) distribute all or any part of the Series A Shares or Warrants to the members or shareholders of each Purchaser as an in-kind distribution.

         12.14. FURTHER ASSURANCES. Each Party agrees to execute and deliver such further documents and instruments and to do such further acts and things as may be necessary or desirable to carry out the intent and purposes of this Agreement and the Related Documents.

         12.15. CLOSING OF THE TRANSACTION.

                  (a) It is anticipated that the transactions contemplated by this Agreement may be closed and consummated by the transmission of documents and signature pages by mail, delivery service, fax or other electronic transmission, and funds by electronic transmission.

                  (b) Each Party agrees that the faxed delivery of a counterpart signature page to the other Parties or their representatives shall constitute such Party's execution and delivery thereof.

                  (c) The Parties agree that the attachment of original or faxed signature pages of any document by legal counsel acting in such capacity and in accordance with instructions, shall constitute the execution and delivery of such documents.

                  (d) The Closing shall be deemed to have occurred and this Agreement and the Related Documents shall be deemed to have been simultaneously executed and delivered by all Parties in Columbus, Ohio on the date designated by the Parties as the Closing Date.

                  (e) As a condition of funding their respective purchase obligations on the Closing Date, the Purchasers may require that the Seller acknowledge a list of items to be completed or documents to be delivered post-Closing. Unless otherwise specified, all such items or documents shall be completed or delivered within ten (10) Business Days after the Closing Date.

         12.16. COUNTERPARTS. This Agreement and any Related Document may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement.

         12.17. GOVERNING LAW. This Agreement and the Related Documents shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws principles.

         12.18. WAIVER OF JURY TRIAL. The Parties, each after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in any Litigation. No Party shall seek to consolidate, by counterclaim or otherwise, any Litigation in which a jury trial has been waived with any other Litigation in which a jury trial cannot be or has not been waived.

         12.19. CONSENT TO JURISDICTION, VENUE AND SERVICE OF PROCESS. Each Party, after having consulted or having had the opportunity to consult with legal counsel, knowingly, voluntarily, intentionally, and irrevocably: (a) consents to the jurisdiction of the Common Pleas Court of Franklin County, Ohio and the United States District Court for the Southern District of Ohio, Eastern Division with respect to any Litigation; (b) waives any objections to the jurisdiction and venue of any Litigation in either such court; (c) agrees not to commence any Litigation except in either of such courts and agrees not to contest the removal of any Litigation commenced in any other court to either of such courts; (d) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (e) waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail, postage prepaid, addressed as set forth herein. These provisions shall not be deemed to have been modified in any respect or relinquished by any Party except by written instrument executed by each of them.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered effective as of the date first written above.

                                           STONEHENGE OPPORTUNITY FUND, LLC

                                           By:  Stonehenge Holdings, Inc.,
                                                   Manager


                                           By:      /s/ Michael P. Scott
                                                    ------------------------
                                           Name:        Michael P. Scott
                                                    ------------------------
                                           Title:      Authorized Signer
                                                    ------------------------


                                           TEAM MUCHO, INC.

                                           By:       /S/ Kevin T. Costello
                                                    ------------------------
                                           Name:         Kevin T. Costello
                                                    ------------------------
                                           Title:       President
                                                    ------------------------



                                           PROVIDENT FINANCIAL GROUP, INC.


                                           By:       /s/ Philip R. Meyers
                                                    ------------------------
                                           Name:          Philip R. Meyers
                                                    ------------------------
                                           Title:    Executive Vice President
                                                    -------------------------

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

         Unless otherwise expressly provided for or unless the context otherwise clearly requires, the definitions set forth in this Glossary of Defined Terms shall govern the defined terms used in the Purchase Agreement and the Related Documents. This Glossary of Defined Terms is a part of and is incorporated by reference in each of the Purchase Agreement and the Related Documents.

         "Accredited Investor" means an "accredited investor," as that term is defined under Rule 501(a) of Regulation D of the Securities Act.

         "Accredited Institutional Investor" means a financial institution or other entity that is an "accredited investor" with the meaning of clauses (1),
(2), (3) or (7) of Rule 501(a) of Regulation D of the Securities Act.

         "Accountant's Report" means, with respect to the Annual Financial Statements, the report of the Accountant indicating the scope of the review with respect to such Annual Financial Statements and setting forth the opinion of such Accountant with respect to such Annual Financial Statements as a whole, or an assertion to the effect that an overall opinion cannot be expressed.

         "Accountant's Statement" means, with respect to each Annual Financial Statement, a written statement of the Accountant stating in effect that in the course of its review with respect to such Financial Statement, no Default has come to the Accountant's attention, or, if a Default has come to the Accountant's attention, stating the nature and period of existence of such Default.

         "Accounting Periods" means the Fiscal Year, Quarter or Month, as applicable.

         "Accounting Statements" means collectively, with respect to any Accounting Period, consolidated statements of income, changes in financial position (cash flow) and changes in shareholders' equity for such Accounting Period and a consolidated statement of financial condition as at the end of such Accounting Period.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to vote ten percent (10%) or more of the Voting Power of the entity, or the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         "Annual Financial Statements" means, with respect to each Fiscal Year, the Accounting Statements of the Seller with respect to such Fiscal Year, presented with corresponding Accounting Statements for the preceding Fiscal Year, which Accounting Statements shall be audited, prepared in accordance with GAAP and presented in reasonable detail (including appropriate footnotes) and in a form reasonably satisfactory to the Purchasers.

         "Applicable Law" means, with respect to any Person, any and all federal, national, state, regional, local, municipal or foreign laws, statutes, rules, regulations, guidelines, ordinances, licenses, permits, judicial or administrative decisions of any country, or any political subdivision, agency, commission, official or court thereof having jurisdiction over such Person or its business.

         "Benefit Plans" means collectively, Welfare Plans, Deferred Plans, ERISA Plans, Pension Plans and any other contract, agreement, plan, arrangement, commitment, or understanding relating to terms of employment, pension, profit sharing, retirement, deferred compensation, share options, share purchases, incentive, bonus, loan, guaranty, vacation, severance, medical insurance, life insurance, disability, and other fringe benefit plan, whether or not subject to ERISA.

         "Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Columbus, Ohio.

         "Capital Expenditures" means expenditures for tangible business assets with a useful life in excess of one year, the acquisition cost of which is, in accordance with GAAP, depreciated over the useful life of such asset.

         "Capital Stock" of any Person means any and all capital stock, interests, participations, profit sharing interests or other equivalents (however designated) of corporate stock (including each class of common shares and preferred shares) or partnership or membership interests of such Person.

         "Cash Equivalents" means (i) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within ninety (90) days from the date of acquisition, and (ii) time deposits, money market securities and certificates of deposit which mature within ninety (90) days from the date of acquisition of any domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investor Services.

         "CFO Certificate" means, with respect to the Annual Financial Statements and the Quarterly Financial Statements, a certificate signed by the chief financial officer stating in effect that such Financial Statements, when delivered, (i) were, to the best of his or her knowledge, complete and correct in all material respects, (ii) were prepared in accordance with GAAP, and (iii) fairly present results of operations for the applicable Accounting Period and consolidated financial condition as of the end of such Accounting Period. The CFO Certificate shall be presented in a form reasonably satisfactory to the Purchasers.

         "Charter Documents" mean a Person's formation or other governing documents, including but not limited to, as applicable, its certificate or articles of incorporation, bylaws, code of regulations, articles of organization, operating agreement, certificate of limited partnership and partnership agreement.

         "Class 2 Vacancy" means a vacancy in the class of directors deemed "Class 2" directors under Section 2.04 of the Second Amended and Restated Code of Regulations of the Seller, whose term of office expires at the annual meeting of the shareholders of the Seller in 2002.

         "Class 3 Vacancy" means a vacancy in the class of directors deemed "Class 3" directors under Section 2.04 of the Second Amended and Restated Code of Regulations of the Seller, whose term of office expires at the annual meeting of the shareholders of the Seller in 2003.

         "Class A Shares" has the meaning specified in "Background", item C, of the Purchase Agreement.

         "Class B Shares" has the meaning specified in Section 4.3 of the Purchase Agreement.

         "Closing" means the closing of the transactions contemplated by the Purchase Agreement.

         "Closing Date" means December 28, 2000, or such other date as the Parties shall mutually agree.

         "COBRA Requirements" means the requirements of Section 601 et seq. of ERISA or Section 4980 of the Code.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, including the Regulations thereunder.

          "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "Common Shares" means the common shares of the Seller, without par value, at any time outstanding.

         "Company Intellectual Property" has the meaning specified in Section 4.12(a) of the Purchase Agreement.

         "Company Software Assets" has the meaning specified in Section 4.13(a) of the Purchase Agreement.

         "Compliance Certificate" means, with respect to each Fiscal Year and each Quarter, a certificate signed by the chief financial officer (i) stating that no Default has occurred and is continuing and (ii) stating that, to the best of its knowledge, the Seller is in compliance with each of the covenants set forth in the Purchase Agreement. The Compliance Certificate shall be presented in a form reasonably satisfactory to the Purchasers.

         "Conversion Shares" means the Series A Shares purchased by the Purchasers plus the Common Shares subsequently acquired, if any, as a result of the conversion of the Series A Shares or exercise of the Warrants as of the date of reference.

         "Convertible Securities" means capital stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, or options, warrants or other rights that are exercisable for, Common Shares, whether or not the right to convert, exchange or exercise is at the time exercisable.

         "Covenant Release Date" means the date of the earlier to occur of the following: (a) the Purchasers no longer collectively hold at least 7.5% of the Fully Diluted Common Shares, or (b) the Purchasers shall have received aggregate proceeds from the sale of Series A Shares or Common Shares in at least the following amounts: (i) $16,000,000 on or before December 31, 2001; (ii) $17,900,000 on or before December 31, 2002; (iii) $23,000,000 on or before
December 31, 2003; or (iv) $29,500,000 on or before December 31, 2004.

         "Credit Agreement" means the Credit Agreement dated as of December 28, 2000 by and among the Seller, Mucho.com, The Provident Bank and certain other lenders.

         "Default" means any event which is not an Event of Default as of a specified date, but which with the lapse of time, notice, or both, would constitute an Event of Default.

         "Deferred Plans" means Pension Plans that are designed to defer compensation for a select group of key or highly compensated employees and that are exempt from the funding, participation and vesting requirements of ERISA.

         "Dividend" means (i) cash distributions or any other distributions on, or in respect of, any class of Capital Stock, except for distributions made solely in shares of securities of the same class; and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of Capital Stock or Convertible Securities.

         "Document" has the meaning specified in Section 10.1(c) of the Purchase Agreement.

         "EBITDA" means earnings before interest, income taxes, depreciation and amortization.

         "ERISA" means the Employee Retirement Security Act of 1974, as amended from time to time.

         "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code.

         "Event of Default" or "Events of Default" means the occurrence of any of the events specified in Section 10.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

         "Financial Statements" means the Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements.

         "Fiscal Year" means each year ended on December 31. Each Fiscal Year consists of four Quarters.

         "Fully-Diluted Common Shares" means, as of any date of determination, all Common Shares outstanding plus the maximum number of shares of capital stock issuable in respect of Convertible Securities and warrants and options to purchase Convertible Securities (whether or not the right to convert, exchange or exercise are at the time exercisable).

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied.

         "Indebtedness" means with respect to any Person, as of any date of determination, the sum (without duplication) at such date of (i) all liability for borrowed money or for the deferred purchase price of property or services,
(ii) all liabilities evidenced by a note, bond, debenture, or similar instrument, (iii) all obligations under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired, (iv) all obligations in respect of letters of credit, acceptances, swaps of interest and currency exchange rates or similar obligations issued or created for the account of the Person, (v) all direct or indirect guaranty obligations, (vi) all liabilities or obligations secured by any Lien on any property owned by the Person, whether or not the Person has assumed or otherwise become liable for the payment thereof; and (vii) any amendment, renewal, extension, revision, or refunding of such liability or obligation.

         "Indemnified Losses" means any loss, liability, claim, damage, (including incidental and consequential damages), injury, obligation, penalty, cost, suit, action, interest, demand, expense (including costs of investigation, defense, reasonable attorneys' fees, amounts paid in settlement, and judgments), but shall expressly exclude special or punitive damages.

         "Indemnified Parties" means the Purchasers and their respective assigns, directors, officers, members, shareholders, partners, employees, agents or representatives and/or the Seller and its assigns, directors, officers, members, shareholders, employees, agents or representatives.

         "Intellectual Property" means all business and trade names, trademarks, logos, service marks, patents, patent applications, copyrights, know how, trade secrets, processes, techniques, discoveries, inventions, developments, research, formulas, designs, confidential information, customer lists, software, technical information, data, plans and drawings, and other proprietary rights required for or incidental to a Person's business or operations.

         "Investment" means any loan, advance or capital contribution to, or investment in, or purchase or other acquisition of any shares of Capital Stock, notes, obligations, securities or evidences of Indebtedness of any Person (other than travel and other advances to officers and employees of the Person in the ordinary course of business).

         "Lien" means any mortgage, assessment, security interest, easement, claims, trusts, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise, including judgment and mechanics' liens), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

         "Litigation" means any litigation based upon or arising out of the Purchase Agreement, any Related Document or any related instrument or agreement, or any of the transactions contemplated by the Purchase Agreement or any Related Document, or any course of conduct, dealing, statements (whether oral or written) or actions of any Party.

         "Management Letters" means any letter or report furnished by the Accountants to management in connection with any review or otherwise describing findings or recommendations with respect to the accounting or management practices or procedures of the Seller and, including all reports submitted to the Seller by the Accountant in connection with any interim or special review made by the Accountant.

         "Management Lock-Up Agreements" means the lock-up agreements restricting sales of any shares of Capital Stock of the Seller by S. Cash Nickerson, Jose Blanco, Jay R. Strauss and Kevin T. Costello in excess of certain annual dollar and percentage limitations until a Qualified Offering shall have occurred.

         "Material Contracts" means with respect to the Seller and its Subsidiaries, each of the following types of agreements, leases, arrangements and understandings in effect as of the date of the Purchase Agreement or any time thereafter:

                  (a) any agreement (or group of related agreements) for the lease or license of personal property to or from any Person providing for rent or royalties in excess of $120,000 during any twelve month period;

                  (b)  any agreement for the lease of real property;

                  (c) any agreement (or group of related agreements) creating, incurring, assuming or guaranteeing any Indebtedness, any capitalized lease or purchase money obligation;

                  (d) any agreement granting a Lien or other encumbrance upon any assets other than Permitted Liens;

                  (e) any agreement evidencing an obligation to indemnify a director, officer or employee or any other Person;

                  (f) any agreement concerning confidentiality or noncompetition;

                  (g) any guaranty or suretyship, performance bond or contribution agreements;

                  (h) any distribution, marketing, sales representative or dealership agreements;

                  (i) any agreement between any shareholder, director or officer or former officer of the Seller or its Subsidiaries or any Relation, and the Seller or its Subsidiaries;

                  (j) any agreement concerning a partnership or joint venture;

                  (k) any other material contracts or commitments, whether or not made in the ordinary course of business; and

                  (l) any vendor agreements or sponsorship agreements.

         "Merger" has the meaning specified in "Background", item B, of the Purchase Agreement.

         "Merger Agreement" has the meaning specified in "Background", item B, of the Purchase Agreement.

         "Month" means a calendar month, and "Monthly" means each Month.

         "Monthly Financial Statements" means, with respect to each Month, the unaudited and unreviewed Accounting Statements of the Seller with respect to such Month, which Accounting Statements shall be prepared and presented in the manner customary for purposes of dissemination to management of the Seller; provided, however, that for periods ending on or prior to December 31, 2001, "Monthly Financial Statements" shall be deemed to include only the consolidated statement of financial condition of the Seller as at the end of such Month prepared and presented in the manner customary for purposes of dissemination to management of the Seller.

         "Mucho.com" means Mucho.com, Inc., a Nevada corporation, together with its permitted successors and assigns.

         "Notice" means any notice required to be given to any Party under the Purchase Agreement or any of the Related Documents in the manner provided in
Section 12.12 of the Purchase Agreement.

         "Outstanding Common Shares" means, as of any date of determination, all Common Shares then outstanding plus the maximum number of Common Shares issuable in respect of Convertible Securities outstanding on such date (whether or not any rights to convert, exchange or exercise thereunder are presently exercisable).

         "Parties" means the Seller and the Purchasers collectively, and "Party" means any one of the Parties.

         "Pension Plans" means an "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA.

         "Permitted Liens" means:

                  (a) Liens incurred pursuant to the Credit Agreement and the Security Documents (as defined in the Credit Agreement);

                  (b) nonconsensual Liens securing Taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

                  (c) Liens incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, social security and other like laws, or (b) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                  (d) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (e) purchase money security interests granted to secure the purchase price of assets, the purchase of which does not violate the Purchase Agreement or any Related Document;

                  (f) Liens incidental to the conduct of the business of the Seller or the ownership by the Seller or a Subsidiary of its respective property and assets which do not secure Indebtedness and which do not in the aggregate materially detract from the value of the property or assets of the Seller or its Subsidiaries or materially impair the use thereof in the operation of its business; and

                  (g) Liens specifically identified in EXHIBIT C to the Purchase Agreement.



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         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

         "Preferred Designees" has the meaning specified in Section 8.14(a) of the Purchase Agreement.

         "Provident" means Provident Financial Group, Inc., an Ohio corporation, together with its permitted successors and assigns.

         "Purchase Agreement" means the Securities Purchase Agreement dated as of December 28, 2000 by and among the Seller and the Purchasers.

         "Purchase Price" has the meaning specified in Section 2 of the Purchase Agreement.

         "Purchasers" means Stonehenge and Provident, together with their respective permitted successors and assigns.

         "Put Option Agreement" means the Put Option Agreement dated as of the date hereof by and among the Purchasers and the Seller.

         "Qualified Offering" means the consummation of a firm-commitment underwritten secondary public equity offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Shares to the public resulting in aggregate offering proceeds to the Seller of not less than $30,000,000 (before underwriter's discount), of which at least $10,000,000 of such proceeds are received by the holders of the Series A Shares (or such amount is available to be received and is declined by the Purchasers), and post-money valuation (offering price multiplied by Fully Diluted Common Shares) of at least $150,000,000.

         "Quarter" means each quarter annual period of the Fiscal Year, and "Quarterly" means each Quarter. Each Quarter consists of three Months.

         "Quarterly Financial Statements" means, with respect to each Quarter, the Accounting Statements of the Seller with respect to such Quarter and the current Fiscal Year to date, presented with corresponding Accounting Statements for the same Quarter and Fiscal Year to date period for the preceding Fiscal Year, which Accounting Statements shall be prepared in accordance with GAAP (subject to applicable year end adjustments) and presented in reasonable detail (but omitting footnotes that would substantially duplicate footnotes contained in the most recent Annual Financial Statements).

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and among the Seller and the Purchasers.

         "Regulations" means the federal Income Tax Regulations (including without limitation, Temporary Regulations) promulgated under the Code, as the same may be amended from time to time (including corresponding provisions of successor regulations).



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         "Related Documents" means the Warrants, Put Option Agreement,
Registration Rights Agreement, Management Lock-Up Agreements, Voting Agreement and Stock Restriction Agreement.

         "Relation" means, with respect to any Person, such Person's spouse and any ex-spouses and the parents, grandparents, brothers and sisters, children and grandchildren of such Person or of such Person's spouse.

         "Restricted Payments" means any of the following:

                  (a) any Dividend or distribution (in cash or in kind) in respect of any class of the Seller's Capital Stock;

                  (b) any redemption, purchase or other acquisition, direct or indirect, of any of the Seller's Capital Stock or Convertible Securities (other than pursuant to the Put Option Agreement or repurchases pursuant to any option exercise agreements); and

                  (c) payment of any Indebtedness owed to any shareholder of the Seller on the Closing Date.

         "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

         "Securities Reports" means all financial statements, proxy statements, notices and reports furnished to the security holders of the Seller and all registration statements and reports (including reports on Forms 10-K, 10-Q and 8-K) filed with the Commission.

         "Seller" means TEAM Mucho, Inc., an Ohio corporation, together with its successors and assigns.

         "Senior Indebtedness" means Indebtedness incurred pursuant to the terms of any agreement between the Seller and any other bank or financial institution providing for term or revolving credit loans; provided that any such other financing shall have been consented to by the Purchasers (which consent shall not be unreasonably withheld, delayed or conditioned).

         "Series A Amendment" has the meaning specified in "Background", item C, of the Purchase Agreement.

         "Series A Shares" means the Series 2000 9.75% Cumulative Convertible Redeemable Class A Voting Preferred Shares of the Seller, treated as a single class of shares, at any time outstanding which are convertible into Common Shares at an initial conversion price of $6.75 per Common Share and which are subject to mandatory redemption pursuant to the terms of the Series A Amendment and subject to the terms of the Put Option Agreement.



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

         "Stock Restriction Agreement" means the Stock Restriction Agreement dated as of the date hereof by and between the Seller and Stonehenge.

         "Stonehenge" means Stonehenge Opportunity Fund, LLC, a Delaware limited liability company, together with its permitted successors and assigns.

         "Subsidiary" or "Subsidiaries" means any entity or entities of which more than 50% of the Voting Power is owned or controlled by the Seller at any date of determination, either directly or through Subsidiaries, and shall, with respect to the Seller, include Mucho.com.

         "Supermajority of the Board of Directors" means the affirmative vote of no fewer than 70% of the whole number of authorized members of the Board of Directors of the Seller.

         "Systems" means all devices, systems, machinery, information technology, computer software and hardware, Company Software Assets and other date sensitive technology of the Seller and its Subsidiaries.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, franchise, payroll, employment, excise, unemployment, personal property, severance, disability, real property, sales, use, transfer, value added, alternative, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TEAM Merger" means TEAM Merger Corporation, a Nevada corporation which merged with and into Mucho.com effective as of the date hereof.

         "Tender" has the meaning specified in Section 4.30 of the Purchase Agreement.

         "Third Party Agreements" has the meaning specified in Section 4.14(a) of the Purchase Agreement.

         "Third Party Software" has the meaning specified in Section 4.14(a) of the Purchase Agreement.

         "Transfer" means, with respect to any item, the sale, exchange, pledge, conveyance, lease, transfer or other disposition of such item or any interest therein.

         "UCC" means the Uniform Commercial Code as in effect in an applicable state.

         "Voting Agreement" means the Voting Agreement dated as of the date hereof by and among the Seller, the Purchasers, S. Cash Nickerson, Jose Blanco, Jay R. Strauss and Kevin T. Costello.

         "Voting Power" means with respect to any entity, the power to vote for or designate members of the board of directors, the manager or a similar person or group, whether exercised



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

by virtue of the record ownership of securities, under a close corporation or similar agreement or under an irrevocable proxy.

         "Warrants" means the warrants in the form of EXHIBIT D to the Purchase Agreement expiring on December 31, 2010 and initially exercisable in cash, or at the respective options of the Purchasers, on a cashless basis, for the aggregate purchase of 1,481,481 Common Shares at a per share price of $6.75, subject to adjustment as provided in the Warrants.

         "Welfare Plans" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.


                                      A-12